Exhibit 2.1
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Date July / 30 /2010	Lawyers 140 William Street Melbourne Victoria 3000 Australia Telephone 61 3 9288 0555 Facsimile 61 3 9288 0666 info@maddocks.com.au www.maddocks.com.au
DX 259 Melbourne

Share Purchase Agreement
relating to the sale of shares in RD Card Holdings Australia Pty Ltd

RD Card Holdings Limited

Wright Express Australia Holdings Pty Ltd
ACN 145 445 361

Wright Express Corporation

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Contents

1.	Definitions		2

2.	Sale and purchase of shares		13

3.	Completion Condition		13

	3.1	Conditions Precedent	13
	3.2	Condition	14
	3.3	Waiver of Condition	14
	3.4	Reasonable endeavours	14
	3.5	Condition not satisfied	14

4.	Period before Completion		14

	4.1	Carrying on of the Business	14
	4.2	Insurance	17
	4.3	Access	18
	4.4	Co-operation	18

5.	Purchase Price and Debt Repayment		19

	5.1	Share Purchase Price	19
	5.2	GBP Intra-Group Loan Purchase Price	19
	5.3	Repayment of AUD Senior and Mezzanine Debt	19
	5.4	Update of Estimated Amounts	20
	5.5	Repayment of Estimated Inter-Company Balance	20

6.	Completion Statement		20

7.	Completion		21

	7.1	Place for Completion	21
	7.2	Seller’s Completion Obligations	21
	7.3	Buyer’s Completion Obligations	22
	7.4	Simultaneous actions at Completion	22
	7.5	Failure by a party to Complete	22

8.	Warranties		23

	8.1	Seller’s Warranties	23
	8.2	Effect of Warranties	23
	8.3	Each Warranty is Separate	23
	8.4	Knowledge of the Seller	23
	8.5	Seller’s undertaking	23

9.	Limitations on liability		23

	9.1	Disclosure	23
	9.2	Future Events	24
	9.3	Provisions	24
	9.4	Time Limits	24
	9.5	Quantum limits	25
	9.6	Reliance	25
	9.7	Notice of Claims by Buyer	26
	9.8	Parties to seek to resolve claims	26
	9.9	Buyer’s obligation to mitigate	27
	9.10	Warranty and indemnity insurance	27

10.	Buyer’s and WEX’s warranties		27

	10.1	Buyer’s warranties	27

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	10.2	WEX’s warranties	28

11.	Taxation		28

	11.1	Tax Indemnity	28
	11.2	Exception to Tax Indemnity	28
	11.3	Notification and Conduct	29
	11.4	Tax Returns	30
	11.5	Section 338(g) election	31

12.	Tax Refund		31

	12.1	Conduct of a Tax Refund Claim	31
	12.2	Tax Refund Payment	32

13.	[**] Claim		32

	13.1	Conduct of the [**] Claim	32
	13.2	[**] Payment	32
	13.3	[**] Counterclaim	32

14.	Business Indemnities		33

	14.1	Unclaimed Merchant Funds	33
	14.2	Compliance	33
	14.3	Exceptions to indemnity	33

15.	Intellectual Property		33

	15.1	Licence to use Seller’s Marks	33
	15.2	Limited right to use Seller’s Marks	34
	15.3	No transfer or licence	35
	15.4	Buyer’s undertakings	35
	15.5	Seller may assign	35

16.	Access		35

	16.1	Buyer to provide access to records	35
	16.2	Buyer Group regulatory filing	36
	16.3	Seller to provide access to records	36

17.	Competition		36

	17.1	Protection of goodwill	36
	17.2	Definitions	37
	17.3	Separate undertakings	37
	17.4	Value of the Businesses	37
	17.5	Injunction	37
	17.6	Exceptions	37

18.	Power of attorney		38

	18.1	Appointment of attorney	38
	18.2	Powers of Buyer	38
	18.3	Declaration by Seller	38
	18.4	Valuable consideration	38
	18.5	Express authorisation	38

19.	Termination		38

20.	Announcements and confidentiality		39

	20.1	Buyer Group disclosure requirements	39
	20.2	Legal requirements	39
	20.3	Disclosure to officers, employees and professional advisers	39
	20.4	Further publicity	39
	20.5	Confidentiality Deed	39

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21.	Duties, costs and expenses		39

	21.1	Duties	39
	21.2	Seller’s undertaking and indemnity	40
	21.3	GST	40
	21.4	Costs and expenses	41
	21.5	Costs of performance	41

22.	Guarantee and indemnity		41

	22.1	Guarantee	41
	22.2	Payment	41
	22.3	Performance	41
	22.4	Indemnity	41
	22.5	Extent of guarantee and indemnity	42
	22.6	Principal and independent obligation	42
	22.7	Continuing guarantee and indemnity	42

23.	General		43

	23.1	Amendment	43
	23.2	Entire Understanding	43
	23.3	Further Assurance	43
	23.4	Payment under Indemnities	43
	23.5	Waiver and Exercise of Rights	43
	23.6	Assignment	43
	23.7	Time of the Essence	44
	23.8	Rights Cumulative	44
	23.9	Notices	44

24.	Interpretation		44

	24.1	Governing Law and Jurisdiction	44
	24.2	Agent for service — Seller	44
	24.3	Agent for service — WEX	45
	24.4	Persons	45
	24.5	Corporations Act definitions	45
	24.6	Agreed form	45
	24.7	Joint and Several	45
	24.8	Legislation	45
	24.9	This document, clauses and headings	45
	24.10	Severance	46
	24.11	Counterparts	46
	24.12	Attorney	46
	24.13	Currency	46
	24.14	Business Day	46
	24.15	Number and Gender	46

Schedule 1			47

Schedule 2			59

Schedule 3			69

Annexure 1			78

Annexure 2			79

Annexure 3			80

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Share Purchase Agreement
Dated      /       /2010

Parties

Name	RD Card Holdings Limited, a company incorporated under the laws of England and Wales with registered number 05921838

Address	ReD House, Brookwood, Surrey, GU24 0BL, United Kingdom

Facsimile	+ 44 1483 794992

Contact	Clive Drysdale

Short name	Seller

Name	Wright Express Australia Holdings Pty Ltd ACN 145 445 361

Address	Level 61, Governor Philip Tower, 1 Farrer Place, Sydney, NSW 2000

Facsimile	+61 2 9296 3999

Contact	Amanda Hough and Hilary Rapkin

Short name	Buyer

Name	Wright Express Corporation, a company incorporated under the laws of the State of Delaware

Address	97 Darling Avenue, South Portland, Maine 0416, USA

Facsimile	+1 207 523 7797

Contact	Greg Strzegowski

Short name	WEX

Background
A.	The Seller is the registered holder of the Sale Shares.

B.	The Seller has agreed to sell and the Buyer has agreed to buy from the Seller all of the Sale Shares on the terms and conditions set out in this agreement.

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The Parties Agree

1.	Definitions

In this agreement, unless expressed or implied otherwise:

Accounting Standard has the meaning given in section 9 of the Corporations Act.

AML Claim means any action, claim, demand or proceeding by the Buyer under or in connection with this agreement or any part of it (including for breach of Warranty or under or in connection with a Business Indemnity), arising out of or in relation to a breach or an alleged breach of the Anti-Money Laundering and Counter-Terrorism Financing Act 2006 in relation to the Fuel Card Business.

AUD Intra-Group Loan Agreement means the intra-group loan agreement dated 14 March 2007 between RDCL and the Company pursuant to which RDCL has made an advance to the Company of $15,003,009.53.

AUD Intra-Group Loan Debt means:
(a)	the aggregate outstanding principal amount owed by the Company under the AUD Intra-Group Loan Agreement; plus

(b)	the amount of interest accrued on such borrowings that has been compounded and added to principal; plus

(c)	the amount of interest that has accrued on such borrowings that has not been compounded or paid, as at the Calculation Time.
AUD Senior and Mezzanine Debt means:
(a)	the aggregate outstanding principal amount, denominated in AUD, owed by members of the Target Group in their capacity as borrowers under the Facilities; plus

(b)	the amount of interest accrued on such borrowings that has been compounded and added to principal; and

(c)	the amount of interest that has accrued on such borrowings that has not been compounded or paid, as at the Calculation Time.
Australian Dollar Equivalent means the number of A$ into which the relevant number of GBP may be converted being the product of:
(a)	the relevant number of GBP, multiplied by

(b)	the average of the buying and selling rates for converting GBP into A$ quoted by The Royal Bank of Scotland plc at 9am (London time) one Business Day before Completion.

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Authorisation includes:
(a)	any consent, registration, filing, agreement, notice of non-objection, notarisation, certificate, licence, approval, permit, authority or exemption from, by or with a Government Agency; and

(b)	in relation to anything which a Government Agency may prohibit or restrict within a specific period, the expiry of that period without intervention or action or notice of intended intervention or action.
Books and Records has its common law meaning and includes all notices, correspondence, orders, inquiries, drawings, plans, books of account and other documents and all computer disks or tapes or other machine legible programs or other records (excluding software).
Businesses means the Fuel Card Business and the Prepaid Card Business.
Business Day means:
(a)	in respect of a day on or by which an obligation under this agreement must be performed by a party, a day (other than a Saturday or Sunday) on which retail branches of trading banks are open for business in:
(i)	if the party is the Seller, London;

(ii)	if the party is the Buyer, Melbourne; or

(iii)	if the party is WEX, South Portland;
(b)	in any other case, a day (other than a Saturday or Sunday) on which retail branches of trading banks are open for business in Melbourne.
Business Indemnities means the indemnities given by the Seller set out in clause 14.1 and 14.2.
Buyer Group means the Buyer and, at any relevant time, its related bodies corporate at that time (including, from Completion, the Target Group) (each a Buyer Group Company).
Buyer’s Accountant means Deloitte & Touche LLP, 200 Berkley St., Boston, MA 02116, USA.
Buyer’s Completion Obligations means the obligations of the Buyer specified in clause 7.3.
Buyer’s Lawyers means Mallesons Stephen Jaques of 3rd Floor, 10 Old Broad Street, London EC2N 1DW, England.
Calculation Time means the close of business on the Completion Date or any other time and date that the Buyer and Seller agree in writing.
Cash means the aggregate of:
(a)	all cash of any member of the Target Group at hand or at bank (whether on current or deposit account), and cash equivalents of the Target Group; and

(b)	all Inter-Company Receivables, but excluding any amount due to one member of the Target Group by another member of the Target Group.

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Cash and Debt Statement means the cash and debt statement prepared as part of the Completion Statement, the form of which is set out in Part C of Schedule 3 (Completion Statement).
Cash Value means the aggregate amount of Cash as at the Calculation Time.
Claim means any action, claim, demand or proceeding by the Buyer under or in connection with this agreement or any part of it, including for breach of Warranty, other than (a) a claim under or in connection with a Business Indemnity or the [**] Indemnity, (b) a claim for a breach of the non-competition undertakings in clause 17, (c) a claim for breach of the confidentiality obligations under clause 20, or (d) a claim for a breach of the Title Warranties.
Company means RD Card Holdings Australia Pty Ltd ABN 75 123 181 635.
Completion means the performance on the Completion Date by the Seller of the Seller’s Completion Obligations and the performance by the Buyer of the Buyer’s Completion Obligations and Complete has a corresponding meaning.
Completion Date means the 5th Business Day after all of the Conditions Precedent have been satisfied or waived or such other date as the Seller and the Buyer agree in writing.
Completion Payment means the sum of: (A - B) + C + D. Where, for the purposes of this definition:

A =	$353,000,000;

B =	the Australian Dollar Equivalent of the GBP Intra-Group Loan Debt (expressed as an absolute value);

C =	the Estimated Net Cash/Debt Balance; and

D =	the Estimated Working Capital Amount minus the Normalised Working Capital Amount.
Completion Statement has the meaning given in paragraph 4 of Part B of Schedule 3 (Completion Statement) or, if applicable, paragraph 8 of Part B of Schedule 3 (Completion Statement).
Conditions Precedent means the conditions precedent set out in clause 3.1.
Confidentiality Deed means the confidentiality deed dated 19 May 2010 between the Seller and WEX.
Consolidated Entity means the Company together with all the entities it is required by the Accounting Standards to include in consolidated financial statements.
Corporations Act means the Corporations Act 2001 (Cth).
Crimes Acts means each of the Crimes Act 1900 (NSW), the Criminal Code Act 1899 (QLD), the Crimes Act 1958 (VIC), the Criminal Code Act 1983 (NT), the Criminal Code Compilation Act 1913 (WA) and the Criminal Code Act 1924 (TAS).
Dabserv means Dabserv Corporate Services Pty Ltd of Level 61, Governor Phillip Tower, 1 Farrer Place, Sydney 2000.
Data Room means the online data room administered by the Seller in which information, including the written answers by the management of the Target Group to written questions

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made by the Buyer, has been made available by the Seller to the Buyer for the purpose of allowing the Buyer to carry out due diligence investigations.
Debt means the aggregate of:
(a)	the outstanding principal, capital or nominal amount (including, for the avoidance of doubt, any premium payable on redemption or prepayment) in respect of all bank loans and overdrafts and Finance Leases owed by any member of the Target Group as borrower to a person who is not a member of the Target Group, including the AUD Senior and Mezzanine Debt but excluding the GBP Intra-Group Loan Debt;

(b)	the amount of interest that has accrued on such borrowings that has not been paid; and

(c)	all Inter-Company Payables, but excluding any amount owing from one member of the Target Group to another member of the Target Group.
Debt Value means the aggregate amount of Debt as at the Calculation Time.
Disclosure Letter means the letter from the Seller to the Buyer dated the date of this agreement and which contains disclosures in respect of the Warranties.
Dormant Subsidiaries means each of RD Card Australia Pty Ltd (ACN 123 181 662), Australian Card Services Pty Ltd (ACN 066 388 887), Australian Card Services Superannuation Pty Ltd (ACN 065 598 969) and Ebran Holdings Pty Ltd (ABN 41 008 963 479).
Draft Completion Statement has the meaning given in paragraph 1 of Part B of Schedule 3 (Completion Statement).
Due Diligence Documents means:
(a)	the information memorandum dated 17 May 2010 relating to the Target Group issued by Morgan Stanley Australia Limited;

(b)	each document which is contained in the disk delivered by the Seller to the Buyer on the date of this agreement, which contains copies of the documents which were available in the Data Room on or prior to 28 July 2010;

(c)	the Vendor Due Diligence Reports; and

(d)	the Disclosure Letter.
Estimated Cash Value means the Cash Value estimated by the Seller in good faith, being $5,293,000 or if a different amount is notified by the Seller to the Buyer under clause 5.3.2, that amount.
Estimated Debt Value means the Debt Value (expressed as an absolute value) estimated by the Seller in good faith, being $155,705,000 or if a different amount is notified by the Seller to the Buyer under clause 5.3.2, that amount.
Estimated Inter-Company Balance means the Estimated Inter-Company Payables less the Estimated Inter-Company Receivables.
Estimated Inter-Company Payables means the Inter-Company Payables (expressed as an absolute value) estimated by the Seller in good faith, being $19,931,000 or if a different amount is notified by the Seller to the Buyer under clause 5.3.2, that amount.

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Estimated Inter-Company Receivables means the Inter-Company Receivables estimated by the Seller in good faith, being $572,000 or if a different amount is notified by the Seller to the Buyer under clause 5.3.2, that amount.
Estimated Net Cash/Debt Balance means the Estimated Cash Value less the Estimated Debt Value, which may be a positive or a negative amount.
Estimated Working Capital Amount means $46,206,000 or if a different amount is notified by the Seller to the Buyer under clause 5.3.2, that amount.
Expert means a firm of chartered accountants, being neither the Seller’s Accountant nor the Buyer’s Accountant:
(a)	appointed by the Seller and the Buyer; or

(b)	failing agreement of the Seller and the Buyer within 5 Business Days after the date on which a party requests the appointment of an Expert, nominated by the president for the time being of the Institute of Chartered Accountants (Victorian Division).
Facilities means each of:
(a)	the senior multicurrency term and revolving facilities agreement dated 29 September 2006, between the Seller (as the parent), RD Card Limited (as the company), the subsidiaries of RD Card Limited listed in Part I of Schedule 1 to the agreement (together with RD Card Holdings Limited and RD Card Limited, as the original guarantors), National Australia Bank Limited and The Royal Bank of Scotland plc (as joint mandated lead arrangers), the financial institutions listed in Part II of Schedule 1 to the agreement (as the original lenders), The Royal Bank of Scotland plc (as agent), The Royal Bank of Scotland plc (as security agent) and The Royal Bank of Scotland plc (as issuing bank); and

(b)	the mezzanine facility agreement dated 29 September 2006, between the Seller (as the parent), RD Card Limited (as the company), the subsidiaries of RD Card Limited listed in Part I of Schedule 1 to the agreement (together with RD Card Holdings Limited and RD Card Limited, as the original guarantors), National Australia Bank Limited and The Royal Bank of Scotland plc (as joint mandated lead arrangers), the financial institutions listed in Part II of Schedule 1 to the agreement (as the original lenders), National Australia Bank Limited (as agent) and The Royal Bank of Scotland plc (as security agent); and

(c)	any Ancillary Facility (as defined in the agreement referred to in paragraph (a)), each as amended from time to time.
Facilities Releases means the deed of release in respect of the Facilities and the Facilities Security between the Royal Bank of Scotland plc, National Australia Bank Limited, the Seller and relevant members of the Target Group in the agreed form.
Facilities Security means the securities granted by members of the Target Group under the Facilities, being the securities listed in Part C of Schedule 1.
Finance Leases means any lease or hire purchase contract which would in accordance with the accounting policies, methods and practices set out in paragraph 2 of Part A of Schedule 3 (Completion Statement) be treated as a finance or capital lease.
Financial Report means, for a financial year or other period:
(a)	the financial statements for that financial year or period;

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(b)	the notes to those financial statements; and

(c)	the directors’ declaration about those statements and notes.
[**] means [**].
[**] Claim means any claim or action [**] in connection with that contract.
[**] Indemnity means the indemnity given by the Seller set out in clause 13.3.
[**] Settlement Amount means any sum received by any member of the Target Group from [**] or any related body corporate of [**] after Completion by way of payment of damages or compensation arising out of the [**] Claim or its settlement, compromise or determination.
Fuel Card Business means the business of:
(a)	issuing fuel charge cards, trade account cards and prepaid cards and providing vehicle expense management services to customers in Australia;

(b)	providing fuel charge card services to customers in Australia, as carried on by ReD Fuel and Motorcharge as at the date of this agreement.
GBP means pounds sterling, being the lawful currency of the United Kingdom.
GBP Intra-Group Loan Agreement means the intra-group loan agreement dated 30 July 2010 between RDL and the Company recording the terms on which RDL has made advances to the Company of GBP40,478,519 in aggregate.
GBP Intra-Group Loan Debt means:
(a)	the aggregate outstanding principal amount owed by the Company under the GBP Intra-Group Loan Agreement; plus

(b)	the amount of interest accrued on such borrowings that has been compounded and added to principal; plus

(c)	the amount of interest that has accrued on such borrowings that has not been compounded or paid, as at the Calculation Time.
GBP Intra-Group Loan Novation Deed means a deed of novation in the agreed form between RDL, the Company and the Buyer relating to the assignment to the Buyer of RDL’s rights, and the assumption by the Buyer of RDL’s obligations, under the GBP Intra-Group Loan Agreement.
GBP Intra-Group Loan Purchase Price means an amount equal to Australian Dollar Equivalent of the GBP Intra-Group Loan Debt.
Government Agency means any government or governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity in any part of the world.

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GST means the goods and services tax levied or imposed in Australia under the GST Act and includes any replacement or subsequent similar tax.
GST Act means A New Tax System (Goods and Services Tax) Act 1999 (Cth).
Guaranteed Moneys means all monetary liabilities of the Buyer under or in relation to this agreement, irrespective of whether the liabilities:
(a)	are present or future;

(b)	are actual, prospective, contingent or otherwise;

(c)	are at any time ascertained or unascertained.
Head Company means the ‘Head Company’ of a Tax Consolidated Group as defined in s703-15 of the Tax Act.
Inter-Company Payables means the aggregate amounts outstanding and owed or owing by members of the Target Group to members of the Retained Group as at the Calculation Time, including the AUD Intra-Group Loan Debt and any accrued but unpaid interest in respect of such amounts but excluding the GBP Intra-Group Loan Debt. For the purposes of Schedule 3 (Completion Statement), the Inter-Company Payables shall be deemed to include the amount of Inter-Company Payables repaid on Completion in accordance with clause 5.3.2 as if such repayment had not been made.
Inter-Company Receivables means the aggregate amounts outstanding and owed or owing by members of the Retained Group to members of the Target Group as at the Calculation Time and shall include any accrued but unpaid interest in respect of such amounts.
Involved means direct or indirect involvement as principal, agent, partner, employee, shareholder, unit holder, director, trustee, manager, consultant, adviser or financier.
Last Accounts mean the Financial Report of the Company and each of its consolidated entities for the financial year ended on the Last Accounts Date, the report of the directors of the Company for that financial year and the auditor’s report on the Financial Report for that financial year, each as set out in Annexure 1.
Last Accounts Date means 31 December 2009.
Leasehold Properties means the leasehold properties details of which are set out in Part E of Schedule 1.
Lenders means the lenders of the AUD Senior and Mezzanine Debt under the Facilities.
Loss means any proceeding, action, claim, damage, liability, loss, cost or expense.
Material Adverse Change means any change, effect, event, occurrence, state of facts or development that could reasonably be expected to be materially adverse to the business, financial condition or results of operations or prospects of the Target Group (where materially adverse means that the aggregate loss, damages, liability, cost or expense is more than A$2,500,000) provided that none of the following will be taken into account in determining whether there has been or will be a Material Adverse Change:
(a)	any failure by the Target Group to meet internal projections or forecasts or published revenue or earnings predictions for any period (or for which revenues or earnings are released) on or after the date of this agreement;

(b)	any adverse change, effect, event, occurrence, state of facts or development:

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(i)	to the extent attributable to the announcement of the acquisition of the Sale Shares under this agreement (including any cancellations of or delays in customer orders, any reductions in sales, any disruption in supplier, distributor, partner or similar relationships or any loss of employees);

(ii)	to the extent attributable to conditions affecting the industries in which the Target Group participates or the Australian economy as a whole;

(iii)	resulting from or relating to compliance with the terms of, or the taking of any action required by, this agreement;

(iv)	arising from or relating to any change in accounting requirements or principles or any change in applicable laws or regulations after the date of this agreement.
Material Contract means any contract of any member of the Target Group under which any party to it is obliged to make payments in excess of $100,000 in any one calendar year, excluding:
(a)	any contract between ReD Fuel or Motorcharge and a merchant that is on ReD Fuel’s or Motorcharge’s standard merchant terms and conditions or substantially on those terms;

(b)	any contract between ReD Prepaid and a customer that is in the form of, or substantially in the form of, ReD Prepaid’s standard voucher services agreement (other than a customer that is one of ReD Prepaid’s top 20 customers determined by reference to revenue earned in the year ended 31 December 2009).
Miller Street Premises means premises at 100 Miller Street, Sydney.
Motorcharge means Motorcharge Limited ABN 33 008 962 132.
Net Cash/Debt Balance means the Cash Value less the Debt Value, which may be a positive or negative amount.
Next Digital Agreement means the Software Development Services Contract dated 25 March 2010 between ReD Fuel and Next Digital Group Pty Ltd.
Normalised Working Capital Amount means $43,500,000.
Prepaid Card Business means the business of:
(a)	providing gift card and prepaid card services to customers in Australia and New Zealand;

(b)	issuing gift cards and prepaid cards to customers in Australia and New Zealand, carried on by ReD Prepaid as at the date of this agreement.
RDCL means RD Card Limited, a subsidiary of the Seller incorporated in England and Wales (with registered number 059097080).
RDL means Retail Decisions Limited, a subsidiary of the Seller incorporated in England and Wales (with registered number 03885583).
ReD Device means the device set out in Annexure 2.
ReD Fuel means Retail Decisions Pty Ltd ABN 68 005 970 570.

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ReD Prepaid means ReD Prepaid Cards Australia Pty Ltd ABN 81 085 449 529.
ReD Shield Licence Agreement means a licence agreement to be entered into by Retail Decisions Europe Limited and ReD Prepaid on or about the date of Completion.
Relevant Accounts means the Financial Report of the Company and its consolidated entities for the relevant financial year, the report of the Directors of the Company for that financial year and the auditor’s report on the Financial Report for that financial year.
Relevant Contracts means each of the contracts details of which are set out in Part D of Schedule 1.
Relevant Legislation means each of the Anti-Money Laundering and Counter-Terrorism Financing Act, the Banking Act 1959, the Corporations Act 2001, the Crimes Acts, the Financial Sector (Collection of Data) Act 2001, the Financial Transaction Reports Act, the Payment Systems (Regulation) Act 1998, the National Consumer Credit Protection Act 2009, the Trade Practices Act 1974, the Uniform Consumer Credit Code and the Unclaimed Moneys Acts.
Relief means any relief, allowance or credit in respect of any Tax or any deduction in computing income, profits or gains, or any income, profits or gains that are deemed to have been earned, accrued or received, for the purposes of any Tax.
Retained Group means RD Card Cayman One Limited, the Seller and, at any relevant time, their respective subsidiaries at that time, excluding members of the Target Group.
Retained Group Business means the business of:
(a)	providing real-time payment processing services to third parties (such as the Seller’s existing ReD1GatewayTM and CardExpressTM solutions) for the acquisition of transactions effected using credit, debit or other cards, the switching of those transactions and the processing of relevant payments and transactions arising as a result of the use of those cards, provided that such services do not include issuing credit, debit or other cards or the provision of services to issuers of credit, debit or other cards to enable the issuing of such cards;

(b)	fraud prevention services to third parties (such as the Seller’s existing ReD ShieldTM and PRISMTM solutions) for use in preventing fraud in circumstances where a credit, debit or other card is used to pay for goods or services where the card is not physically shown to the person that is accepting the card as the means of payment for the goods or services (‘card not present’ transactions) or the card is shown to such person (‘card present’ transactions).
Review Period has the meaning given in paragraph 4 of Part B of Schedule 3.
Sale Shares means all of the issued shares in the capital of the Company immediately prior to Completion, being the shares specified in Part A of Schedule 1.
Section 338(g) election means an election under Sections 338(a) and 338(g) of the United States Internal Revenue Code of 1986, as amended, and related Treasury Regulations and any corresponding or similar elections under state, local or foreign tax law (collectively known as the Section 338(g) election).
Security Interest means an interest or power created or otherwise arising in or over an asset under a mortgage, charge, debenture, lien, pledge, trust or power by way of security for the payment of a debt or other monetary obligation or the performance of any other obligation and whether existing or agreed to be granted or created.
Seller’s Completion Obligations means the obligations of the Seller specified in clause 7.2.

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Seller’s Accountant means PricewaterhouseCoopers of Freshwater Place, Level 19, 2 Southbank Boulevard, Southbank, Victoria 3006.
Seller’s Lawyers means Maddocks of Level 6, 140 William Street, Melbourne, Victoria 3000.
Seller’s Marks means:
(a)	the name “Retail Decisions”;

(b)	the ReD Device;

(c)	the words “RED”, “red” and “ReD”; and

(d)	all names, words, marks, logos and devices which are identical or similar to, or are likely to be associated with, the name “Retail Decisions”, the ReD Device, the word “ReD”, the word “RED” and/or the word “red”.
Share Purchase Price has the meaning given in clause 5.1.1.
Subsidiaries means the companies details of which are set out in Part B of Schedule 1.
Sunset Date has the meaning given in clause 3.4.1.
Target Group means the Company and the Subsidiaries (each a Target Group Company).
Target Group Borrowers means those members of the Target Group who are borrowers under the Facilities or who owe Inter-Company Payables.
Tax means any tax, levy, charge, impost, duty, fee, deduction or withholding which is assessed, levied, imposed or collected by any Government Agency and includes, but is not limited to, any interest, fine, penalty, charge, fee or other amount imposed in respect of the above.
Tax Act means the Income Tax Assessment Act 1936 (Cth) and Income Tax Assessment Act 1997 (Cth).
Tax Authority means any person or Government Agency responsible for the administration of any Tax Law or collection of any Tax.
Tax Claim means a claim for breach of a Tax Warranty or under the Tax indemnity under clause 11.1.
Tax Claim Amount means the amount a Target Group Company is required to pay in Tax to a Tax Authority as a result of any assessment, demand or other document issued or action taken by or on behalf of a Tax Authority and in respect of which the Buyer has or may have a Tax Claim.
Tax Consolidated Group means a consolidated group as defined in s703-5 of the Tax Act.
Tax Law includes any laws, directives, statutes, enactments, regulations, by-laws and subordinate legislation providing for, imposing or relating to any Tax.
Tax Refund Amount means:
(a)	the amount of all and any refunds paid or credited after Completion by a Tax Authority to the Buyer or a Buyer Group Company as a direct result of a Tax Refund Claim having been made against a Tax Authority; plus

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(b)	the amount of any interest paid by any Tax Authority as a result of any refunds obtained, as described in sub-paragraph (a), less any income tax payable on such interest. For clarity, to the extent no income tax is payable on this interest (for example due to the existence of tax losses) there will be no reduction to the amount of interest under this sub-paragraph (b).
Tax Refund Claim means the claim, right or other action that:
(a)	the Tax Consolidated Group of which the Company is the Head Company; or

(b)	the Tax Consolidated Group of which ReD Fuel was the Head Company, may have against a Tax Authority to amend
(i)	an income tax return for a year ended on or before the Completion Date arising from changes to the Tax Law contained in the Tax Laws Amendment (2010 Measures No. 1) Act 2010; and

(ii)	the income tax return lodged for the year ended 31 December 2007 relating to an unrealised foreign exchange gain inadvertently included in the Company’s assessable income (the request for amendment dated 23 July 2010).
Tax Warranties means the warranties given by the Seller set out in paragraphs 53 to 64 inclusive of Schedule 2.
T/G Affiliates means in relation to the Target Group Companies and insurances effected in relation to them and the Retained Group prior to Completion (“Group Covers”), directors and officers, employees, consultants and contractors of such Target Group Companies to whom, in that capacity, the Group Covers extend protection (alone or in combination with anyone else).
Title Warranties means the warranties given by the Seller set out in paragraphs 1 to 17 inclusive of Schedule 2.
Treasurer means the Treasurer of the Commonwealth of Australia.
Unclaimed Moneys Acts means each of the Unclaimed Moneys Act 1950 (ACT), the Companies (Unclaimed Assets and Moneys) Act 1963 (NT), the Unclaimed Money Act 1995 (NSW), the Public Trustee Act 1978 (Qld), the Unclaimed Moneys Act 1891 (SA), the Unclaimed Moneys Act 1918 (Tas), the Unclaimed Money Act 2008 (Vic) and the Unclaimed Money Act 1990 (WA).
Vendor Due Diligence Reports means:
(a)	the financial and tax due diligence report prepared by the Seller’s Accountant in respect of ReD Fuel and Motorcharge dated 15 June 2010;

(b)	the financial and tax due diligence report prepared by the Seller’s Accountant in respect of ReD Prepaid dated 15 June 2010;

(c)	the legal due diligence report prepared by the Seller’s Lawyers in respect of ReD Fuel and Motorcharge dated 24 July 2010;

(d)	the legal due diligence report prepared by the Seller’s Lawyers in respect of ReD Prepaid dated 24 July 2010;

(e)	the market report prepared by Edgar, Dunn & Company in respect of ReD Fuel and Motorcharge dated 22 April 2010; and

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(f)	the market report prepared by Edgar, Dunn & Company in respect of ReD Prepaid dated 22 April 2010.
Warranties means the warranties set out in Schedule 2 (each a Warranty).
Warranty Claim means a claim for a breach of Warranty, other than a claim for a breach of any of the Title Warranties.
W&I Policy means the warranty and indemnity insurance policy that the Buyer must obtain in accordance with clause 9.10.1.
W&I Insurer means the insurer that issues the W&I Policy.
Working Capital Amount means the amount specified in the Working Capital Statement as being the “Working Capital Amount”.
Working Capital Statement means the working capital statement prepared as part of the Completion Statement, the form of which is set out in Part D of Schedule 3 (Completion Statement).
Working Hours means 9.30 am to 5.30 pm on a Business Day.

2.	Sale and purchase of shares

2.1	Sale and purchase

The Seller:
2.2.1	as legal and beneficial owner agrees to sell, and the Buyer agrees to buy, full legal and beneficial interest in the Sale Shares; and

2.2.2	agrees to sell or procure the sale of, and the Buyer agrees to buy, the benefit of the GBP Intra-Group Loan Agreement,

on the terms and conditions of this agreement.
2.2	Free from Security Interests

The Sale Shares must be transferred free from any Security Interest and with all rights, including dividend rights, attached or accruing to them on and from the date of this agreement.

3.	Completion Condition

3.1	Conditions Precedent

Completion is subject to and conditional on:
3.1.1	(Change of control) the counterparty to each Relevant Contract giving written acknowledgement in a form reasonably acceptable to the Buyer that the change in control contemplated by this agreement of the Target Group Company that is a party to that Relevant Contract does not affect the rights and duties of the parties under that contract; and

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3.1.2	(FIRB) the Treasurer (or his delegate) providing written advice without conditions in a form reasonably acceptable to the Buyer that there are no objections under Australia’s foreign investment policy or the Foreign Acquisitions and Takeovers Act 1975 (Cwlth) to the proposed acquisition by the Buyer of the Sale Shares.
3.2	Condition
3.2.1	Completion will not proceed unless and until each of the Conditions Precedent is satisfied or waived in accordance with this agreement.

3.2.2	Clause 2 and clauses 5 to 17 (inclusive) have no effect unless and until each of the Conditions Precedent is satisfied or waived.
3.3	Waiver of Condition

Each Condition Precedent is for the benefit of the Buyer and may only be waived by the Buyer agreeing in writing that the relevant Condition Precedent is waived.
3.4	Reasonable endeavours
3.4.1	The Seller must use its reasonable endeavours to satisfy the Condition Precedent in clause 3.1.1 (Change of control) as soon as possible and in any event by no later than 90 days after the date of this agreement or such later date as agreed by the parties (both acting reasonably) (Sunset Date).

3.4.2	Each party must use its reasonable endeavours to satisfy the Condition Precedent in clause 3.1.2 (FIRB) as soon as possible and in any event no later than the Sunset Date.

3.4.3	If the Buyer or Seller becomes aware that a Condition Precedent has not been satisfied or becomes incapable of being satisfied, it must promptly advise the other party accordingly.

3.4.4	A reference in this clause 3.4 to a party using its “reasonable endeavours” does not include a reference to that party paying money or providing other valuable consideration to or for the benefit of any person.
3.5	Condition not satisfied

If a Condition Precedent is not satisfied or waived in accordance with this agreement on or before the Sunset Date, either party may terminate this agreement by giving notice to the other party and clause 19 will apply.

4.	Period before Completion

4.1	Carrying on of the Business
4.1.1	Before Completion the Seller must ensure that the Target Group conducts the Businesses in accordance with its usual business practices.

4.1.2	Before Completion the Seller must ensure that each Target Group Company:
(a)	consults with the Buyer by means of a weekly telephone conference call in relation to material developments relating to the Businesses;

(b)	uses its reasonable endeavours to preserve the goodwill of its business; and

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(c)	promptly notifies the Buyer of any legal proceedings which may occur, be threatened, brought, asserted or commenced against it, its officers or directors, involving its business or assets, for an amount exceeding $100,000.
4.1.3	Before Completion, the Seller must ensure that each Target Group Company does not:
(a)	issue or allot any share or grant any options for the issue of shares or other securities;

(b)	sell, transfer or otherwise dispose of, or accord to any person the right (absolute or conditional) to call for the issue, allotment, creation, sale, transfer or disposal of any shares or other securities of any Target Group Company (including any option or right of pre-emption or conversion);

(c)	declare or pay any dividend or distribution to its shareholders or otherwise reduce its share capital;

(d)	dispose of any asset with a book value of more than $100,000 other than the sale of stock in the ordinary course of business;

(e)	acquire any asset for a total purchase price of more than $100,000 other than the purchase of stock in the ordinary course of business;

(f)	create or grant any mortgage, charge, pledge, lien (other than a lien arising by operation of law or in the ordinary course of business) or other form of security or encumbrance or equity on, over or affecting the whole or any part of the undertaking or assets of any member of the Target Group;

(g)	enter into a contract that:
(i)	could result in a Target Group Company incurring capital expenditure exceeding $100,000; or

(ii)	is not in the ordinary course of business or on arm’s length terms;
(h)	enter into, or amend in a material respect, or terminate, any Material Contract, or enter into (or make any binding offer to enter into) any other obligation which is not in the ordinary course of business;

(i)	enter into, renew, extend, amend in a material respect, or terminate any lease or licence in relation to the Leasehold Properties or for the occupation of any premises other than the Miller Street Premises;

(j)	offer to employ any person on a remuneration package of more than $100,000 per annum, terminate the employment of any employee on a remuneration package of more than $100,000 per annum (other than for cause), change any material term of employment or increase the remuneration of or provide any bonus to any employee (except as required by law or under the terms of any employment agreement);

(k)	register under or apply for any additional licence or authorisation under the Financial Service Provider (Resolution and Dispute Resolution) Act 2008 or any Relevant Legislation;

(l)	except in relation to a Tax Refund Claim, make any Tax election or settle or compromise any income tax liability, unless an election, settlement or

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compromise is required by law and is supported by an opinion of counsel, or is in the ordinary course of business and is consistent with past practices;

(m)	make any change in the accounting methods, principles or practices used by it at the Last Accounts Date except if required by a change in the Accounting Standards;

(n)	cancel (or enter into any arrangement to cancel) any indebtedness for money owed to it, or waive any claim or right having a value in excess of $100,000;

(o)	raise any new financial accommodation (but this does not prevent the use of existing facilities, in the ordinary course of business);

(p)	lease, licence or otherwise dispose of any of its assets, except in the ordinary course of business consistent with past practices and at fair value;

(q)	settle any claim, action or proceeding for an amount in excess of $100,000;

(r)	grant any licence, assignment or other right or interest in respect of intellectual property, other than in the ordinary course of business;

(s)	disclose information, which is owned or used by a Target Group Company in relation to the Businesses, to any third party other than in the ordinary course of business; or

(t)	offer or enter into any agreement to do any of the foregoing.
4.1.4	Before Completion, the Seller must procure that RDL and the Company do not amend or terminate the GBP Intra-Group Loan Agreement.

4.1.5	Clauses 4.1.1 to 4.1.3 shall not operate so as to restrict or prevent (and the prior written consent of the Buyer will not be required in respect of):
(a)	the entering into in the ordinary course of business of any contract or commitment which is terminable in accordance with its terms by written notice of 3 months or less and which is not (on its own or when aggregated with any related contract or commitment) material in relation to the Target Group;

(b)	any matter reasonably undertaken by any member of the Target Group in an emergency or disaster situation with the intention of minimising any adverse effect thereof (and of which the Buyer will be promptly notified);

(c)	the completion or performance of any obligations undertaken pursuant to any contract or arrangement entered into by any member of the Target Group prior to the date of this agreement;

(d)	any matter contemplated in this agreement; or

(e)	any matter undertaken at the written request of, or with the written consent of, the Buyer.
4.1.6	If before Completion the Seller breaches clause 4.1.1 or otherwise fails to ensure that each of the Target Group Companies or RDL complies with the restrictions and obligations in this clause 4.1 and as a result there is a Material Adverse Change then the Buyer may terminate this agreement and clause 19 applies.

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4.2	Insurance
4.2.1	Until Completion the Seller must, and must procure that the other members of the Retained Group and the Target Group Companies, continue in full force and effect (and renew upon expiry) all policies of insurance maintained by them in respect of the Businesses on the same terms and with at least the levels of cover as prevail at the date of this agreement. Without limitation of the preceding sentence of this clause 4.2.1 the Seller must not and must procure that the other members of the Retained Group do not, commute or modify any of the insurances maintained by them in respect of the Businesses or of any loss or liability of the Target Group Companies and the T/G Affiliates (or either) without the prior written consent of the Buyer.

4.2.2	Upon Completion, all insurance cover arranged in relation to the Businesses by the Retained Group will cease (other than in relation to insured events and third party claims taking place before Completion) and no member of the Buyer Group will make any claim under any such policies in relation to insured events arising after Completion. The Seller shall be entitled to make arrangements with its insurers to reflect this clause.

4.2.3	The Seller agrees with the Buyer that the remaining provisions of this clause 4.2 will apply if, following the Completion Date, any Target Group Company and T/G Affiliate (or either) is entitled to claim on any insurance policy maintained by the Retained Group (a “Seller Group Insurance Policy”) in respect of any matter which relates to the carrying on of the Businesses and/or the business of the Target Group Companies on or prior to the Completion Date.

4.2.4	For the avoidance of doubt, the Buyer must procure that no Target Group Company makes any claim after Completion under any Seller Group Insurance Policy except in accordance with this clause 4.2. The provisions of this clause 4.2.4 and clause 4.2.5 will not limit or restrict any claim or right to make any claim by a Target Group Company and any T/G Affiliate (or either) on any insurance policy maintained with any member of the Retained Group.

4.2.5	In such circumstances referred to in clause 4.2.3, the Seller must make all necessary claims or permit the Buyer or a Target Company or T/G Affiliate to make all necessary claims under the relevant Seller’s Group Insurance Policy and the Buyer (or such member of the Buyer Group or T/G Affiliate as the Buyer may nominate) will be entitled to be paid any proceeds actually received under the Seller Group Insurance Policy (after taking into account any deductible and less any tax suffered on the proceeds and any reasonable out of pocket expenses suffered or incurred by any members of the Retained Group):
(a)	provided always that:
(i)	the Buyer or any member of the Buyer Group will not be entitled to any proceeds received by any member of the Retained Group under any Seller Group Insurance Policy to the extent that those proceeds relate to a claim in respect of a matter other than the carrying on of the Businesses on or prior to Completion or any loss or liability incurred by a Target Group Company and any T/G Affiliate (or either) on or prior to Completion;

(ii)	subject to clause 4.2.6 nothing in this clause 4.2 shall prevent any member of the Retained Group from making any claim and receiving the proceeds under any Seller Group Insurance Policy to the extent that it relates to a loss suffered or incurred by such member; and
(b)	subject always to the Buyer:

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(i)	providing (and procuring that any relevant member of the Buyer Group also provides) all assistance, information or co-operation reasonably requested by the Seller (including the Seller’s insurers, appointed claims handlers or any solicitors instructed in relation to such claim) in order that any such claim can be settled and/or repudiated as appropriate;

(ii)	indemnifying the Seller and any other member of the Retained Group from and against all reasonable costs and expenses incurred by the Seller or any other member of the Retained Group (except salaries and wages of employed staff) for the purpose of complying with this clause 4.2; and

(iii)	paying any local deductible element of any such claim.
4.2.6	The Seller (for itself and the Retained Group and R/G Affiliates (as defined below)) undertakes to the Buyer (for itself and, from Completion, as trustee for the Target Group Companies and the T/G Affiliates) to procure that the relevant members of the Retained Group and R/G Affiliates will provide to the Buyer and the Target Group Companies and T/G Affiliates (or any one or more of the foregoing) without undue delay:
(a)	all assistance, information or co-operation reasonably requested by the Buyer, Target Group Companies and T/G Affiliates (and the insurers of the Seller Group Insurance Policies, appointed claims handlers or any solicitors instructed by them) in order that any claim upon the Seller Group Insurance Policies can be made, prosecuted and / or settled as appropriate;

(b)	all such information reasonably required by the Buyer and its professional advisers to obtain insurances in respect of each of the Target Group Companies for the period commencing from Completion; and

(c)	neither the Seller nor the Retained Group nor any other persons protected under the Seller Group Insurance Policies other than the Target Group Companies and the T/G Affiliates (“R/G Affiliates”) will act or fail to act in any way so as to procure preference for any claim for indemnity by the Retained Group and R/G Affiliates (or either) upon such insurance policies over the Target Group Companies and T/G Affiliates (or either).
4.3	Access

From the date of this agreement until Completion the Seller must use its reasonable endeavours to ensure that each Target Group Company provides the Buyer with all information that it reasonably requests for the purpose of ensuring an orderly change of ownership of the Businesses including the monthly board packs of the Target Group.

4.4	Co-operation

From the date of this agreement the Seller must use its reasonable endeavours to ensure that the Seller’s Accountants provide the Buyer, at the Buyer’s expense, with all information and assistance that the Buyer may reasonably request for the purposes of restating:
4.4.1	the Last Accounts; and

4.4.2	the Relevant Accounts for each of the two financial years immediately preceding the financial year ended on the Last Accounts Date, in accordance with U.S. GAAP for inclusion in any Form 8K filing which WEX is required or considers it desirable to make with the U.S. Securities and Exchange Commission.

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5.	Purchase Price and Debt Repayment

5.1	Share Purchase Price
5.1.1	The total consideration for the sale of the Sale Shares shall be the payment by the Buyer to the Seller of:
(a)	the Completion Payment in accordance with clause 7.3, subject to adjustment after Completion in accordance with the provisions of paragraph 1 of Part F of Schedule 3 (Completion Statement);

(b)	an amount equal to the Tax Refund Amount in accordance with clause 12.2;

(c)	an amount equal to the [**] Settlement Amount in accordance with clause 13.2, the resulting total aggregate figure being the Share Purchase Price.

5.1.2	Any payment made by any party under this agreement (other than the payment of the Share Purchase Price or the GBP Intra-Group Loan Purchase Price), including any payment in respect of a claim under the Warranties or under clause 13.2, shall (so far as possible) be treated as an adjustment to the Share Purchase Price to the extent of the payment.
5.2	GBP Intra-Group Loan Purchase Price
5.2.1	The consideration for the sale of the benefit of the GBP Intra-Group Loan Agreement shall be the payment to the Seller (for the account of RDL) of the GBP Intra-Group Loan Purchase Price in accordance with clause 7.3. Payment by the Buyer of this amount into the account specified by the Seller in accordance with clause 7.3.1 will discharge any obligation of the Buyer under this clause 5.2.1.

5.2.2	The Seller must no later than one Business Day prior to Completion, by notice in writing to the Buyer, advise the Buyer of the amount of the GBP Intra-Group Loan Purchase Price.
5.3	Repayment of AUD Senior and Mezzanine Debt
5.3.1	At Completion:
(a)	the Buyer must advance, or procure the advance, to the Target Group Borrowers an amount in aggregate equal to the amount of the AUD Senior and Mezzanine Debt;

(b)	the Seller must procure that the Company shall direct, and will ensure that each other Target Group Borrower directs, the Buyer to pay such amount on Completion to or for the account of the Lenders in accordance with the payment instructions notified to the Buyer in accordance with clause 5.3.2; and

(c)	the Buyer shall pay such amount by electronic funds transfer to the account nominated by the Seller for this purpose in accordance with such directions in discharge of the AUD Senior and Mezzanine Debt.
5.3.2	The Seller must no later than one Business Day prior to Completion, by notice in writing to the Buyer, advise the Buyer of the amount of the AUD Senior and Mezzanine Debt and of the account to which payment of the AUD Senior and Mezzanine Debt must be paid on Completion. Payment by the Buyer of this

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amount into the account specified by the Seller in accordance with this clause 5.3.2 will discharge the obligations of the Buyer under clause 5.3.1 and 5.3.2.
5.4	Update of Estimated Amounts
5.4.1	Subject to clause 5.4.2, the Seller may provide a revised estimate, acting in good faith, of any or all of the amounts of the Estimated Cash Value, Estimated Debt Value, Estimated Inter-Company Payables, Estimated Inter-Company Receivables and the Estimated Working Capital Amount (together the Estimate Amounts) by notice given by the Seller to the Buyer on or before the third Business Day before Completion.

5.4.2	The Seller may only provide a revised estimate in accordance with clause 5.4.1 if the overall effect of that revised estimate and all other revised estimates provided in accordance with clause 5.4.1 is that the net aggregate amount of the Estimate Amounts is not more than:
(a)	5% greater; or

(b)	5% smaller,

than the net aggregate amount of the original Estimated Amounts stated in this agreement.
5.5	Repayment of Estimated Inter-Company Balance

At Completion:
5.5.1	the Buyer must advance, or procure the advance, to the Target Group Borrowers of an amount equal to the amount of the Estimated Inter-Company-Balance;

5.5.2	the Seller must procure that the Company shall direct, and will ensure that each other Target Group Borrower directs, the Buyer to pay such amount on Completion to the Seller (for the account of the members of the Retained Group to which the Inter-Company Payables are owed) in part discharge of the Inter-Company Payables. The Seller must no later than one Business Day prior to Completion, by notice in writing to the Buyer, notify the Buyer of the account into which any such amount should be paid; and

5.5.3	the Buyer shall pay such amount by electronic funds transfer to the account nominated by the Seller for this purpose in accordance with such directions in part discharge of the Inter-Company Payables. Payment by the Buyer of such amount into the account nominated by the Seller in accordance with clause 5.5.2 will discharge the obligations of the Buyer under this clause 5.5.

6.	Completion Statement

6.1	The provisions of Schedule 3 (Completion Statement) shall apply to the preparation and agreement or determination of the Completion Statement.

6.2	Following the agreement, deemed acceptance or determination of the Completion Statement in accordance with Part B of Schedule 3 (Completion Statement), the Seller and the Buyer shall comply with their respective obligations set out in Part F of Schedule 3 (Completion Statement).

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7.	Completion

7.1	Place for Completion

Completion will take place on the Completion Date at the offices of the Seller’s Lawyers or at such other place that the parties agree in writing.

7.2	Seller’s Completion Obligations
7.2.1	At Completion the Seller must deliver to the Buyer the following documents:
(a)	evidence in a form satisfactory to the Buyer that the Condition Precedent set out in clause 3.1.1 has been satisfied;

(b)	share certificates for the Sale Shares;

(c)	completed transfers of the Sale Shares to the Buyer executed by the Seller;

(d)	signed resignations in the agreed form of the directors and secretary of each Target Group Company (other than any director or secretary whom the Buyer may wish to continue in office, as notified to the Seller prior to Completion);

(e)	a counterpart of the GBP Intra-Group Loan Novation Deed duly executed by RDL and the Company;

(f)	subject to the Buyer complying with its obligations under clause 5.3.1, an original copy of the Facilities Releases executed by the parties thereto;

(g)	original copies of each of the Vendor Due Diligence Reports and reliance letters in the agreed form in respect of their Vendor Due Diligence Reports from the Seller’s Accountant and the Seller’s Lawyers;

(h)	a copy of the signed notice in the agreed form in respect of the Next Digital Agreement notifying the counterparty of the proposed change in control; and

(i)	a counterpart of the ReD Shield Licence Agreement in the agreed form duly executed by Retail Decisions Europe Limited.
7.2.2	At Completion, the Seller must make available to the Buyer at the offices of the Target Group:
(a)	the certificate of incorporation, all prescribed registers and all statutory, minute and other record books of each Target Group Company;

(b)	all ledgers, journals and books of account of each Target Group Company; and

(c)	a list of all bank accounts maintained by the Target Group and forms required by the Target Group’s bank to change the account signatories.
7.2.3	At Completion, the Seller must ensure that a meeting of the directors of the Company is convened and the directors of the Company approve:
(a)	the registration of the Buyer in the register of members as the holder of the Sale Shares; and

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(b)	the resignations of the persons referred to in clause 7.2.1(d) as directors and the secretary of the Company and the appointment as directors and secretary of the Company of the persons nominated by the Buyer at least 2 Business Days prior to Completion.
7.2.4	At Completion, the Seller must ensure that a meeting of the directors of each Subsidiary is convened and the directors of each Subsidiary approve the resignations of the persons referred to in clause 7.2.1(d) as directors and the secretary of the Subsidiary and the appointment as directors and secretary of the persons nominated by the Buyer at least 2 Business Days prior to Completion.
7.3	Buyer’s Completion Obligations

At Completion the Buyer must:
7.3.1	pay to the Seller an amount equal to the sum of the Completion Payment and the GBP Intra-Group Loan Purchase Price by electronic funds transfer to such account as the Seller shall have nominated for the purpose and the Seller acknowledges that such payment is deemed to constitute the notification required under clause 1 of the GBP Intra-Group Loan Novation Deed;

7.3.2	deliver to the Seller a counterpart of the GBP Intra-Group Loan Novation Deed duly executed by the Buyer;

7.3.3	comply with its obligations under clauses 5.3 and 5.3.2.
7.4	Simultaneous actions at Completion

In respect of Completion:
7.4.1	the obligations of the parties under this agreement are interdependent;

7.4.2	all actions required to be performed will be taken to have occurred simultaneously on the Completion Date; and

7.4.3	the Buyer need not complete the purchase of any of the Sale Shares unless the purchase of all the Sale Shares is completed simultaneously.
7.5	Failure by a party to Complete
7.5.1	If a party does not Complete, other than as a result of default by the other party, the non-defaulting party may give the defaulting party notice requiring it to Complete within 10 Business Days of receipt of the notice.

7.5.2	If the defaulting party does not Complete within the period specified in the notice referred to in clause 7.5.1 the non-defaulting party may choose either to seek specific performance or terminate this agreement. In either case, the non-defaulting parts may seek damages for the default.

7.5.3	If this agreement is terminated then clause 19 will apply. A termination of this agreement under this clause will not affect any other rights the parties have against one another.

7.5.4	The parties acknowledge and agree that, other than in accordance with clause 3.5, 4.1.6 or 7.5.2, no party may terminate or rescind this agreement for any reason.

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8.	Warranties

8.1	Seller’s Warranties

The Seller:
8.1.1	represents and warrants to the Buyer that each of the Warranties is true and correct as at the date of this agreement; and

8.1.2	subject to this clause 8 and clause 9, indemnifies and agrees to keep indemnified the Buyer against any Loss suffered or incurred by the Buyer or any Target Group Company as a result of or in connection with any inaccuracy in or breach of any Warranty.
8.2	Effect of Warranties

The Seller agrees and acknowledges that:
8.2.1	the Buyer is entering into this agreement and will perform the Buyer’s Completion Obligations in reliance on the accuracy of the Warranties;

8.2.2	none of the Warranties will merge on Completion but all Warranties will remain in full force and effect notwithstanding Completion;

8.2.3	the indemnity contained in clause 8.1.2 will not merge on Completion but will remain in full force and effect notwithstanding Completion; and

8.2.4	the rights and remedies of the Buyer in respect of the Warranties will not be affected by Completion.
8.3	Each Warranty is Separate

The parties acknowledge and agree that each of the Warranties is separate and independent and is not limited by reference to any other clause or anything in this agreement or the Schedules.

8.4	Knowledge of the Seller

Where a Warranty is given by the Seller to the best of its knowledge, or so far as the Seller is aware, the Seller will only have knowledge or awareness of a fact or matter if Carl Clump, Clive Drysdale, Susan Hando, David Howell or Mark Smallman actually knows or is aware of that fact or matter.

8.5	Seller’s undertaking

The Seller undertakes to the Buyer that, following Completion it will not make any claim against any Target Group Company or any director, employee, consultant or adviser of any Target Group Company who it may have consulted or relied on before agreeing to any term of this agreement or authorising any statement in the Disclosure Letter or any of the other Due Diligence Documents.

9.	Limitations on liability

9.1	Disclosure
9.1.1	The Warranties are given subject to any fact or matter fully and fairly disclosed:

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(a)	in this agreement;

(b)	in the Due Diligence Documents;

(c)	all information available to the Buyer 2 Business Days prior to Completion from searches of the records and databases of the Australian Securities and Investments Commission, IP Australia, the Federal Court of Australia and the Supreme Courts of New South Wales, Queensland, South Australia, Victoria and Western Australia.
9.1.2	The Buyer must not claim that any fact or matter fairly disclosed in this agreement, the Due Diligence Documents or any information available to the Buyer from the searches referred to in clause 9.1.1(c) makes any of the Warranties untrue or misleading or causes them to be breached.
9.2	Future Events

The Seller is not liable to the Buyer for any Claim which would not have arisen but for, or for any Loss attributable to:
9.2.1	any act or inaction after Completion by the Buyer or a member of the Buyer Group or any person acting or purporting to act on behalf of the Buyer or a member of the Buyer Group other than a transaction, act or omission:
(a)	carried out or effected under a legally binding commitment created on or before Completion; or

(b)	carried out or effected in the ordinary course of the trade carried on by a Target Group Company as at Completion; or

(c)	to the extent caused by the Seller or any member of the Retained Group.
9.2.2	the enactment, amendment of any legislation or change in the administration or interpretation by the courts or a Government Agency of any legislation after Completion (including but not limited to legislation which has a retrospective effect or any increase in the rates of taxation announced after the date of this agreement);

9.2.3	the withdrawal of any extra-statutory concession or other written agreement or arrangement currently granted by or made with any Government Agency or Tax Authority (whether or not having the force of law);

9.2.4	any change in accounting standards after Completion.
9.3	Provisions

The Seller is not liable to the Buyer for any Claim which would not have arisen but for, or for any Loss attributable to a liability, if and to the extent a provision for that liability is included or recognised in the Completion Statement.

9.4	Time Limits

The Seller is not liable to the Buyer for any Warranty Claim or Tax Claim unless the Buyer has given written notice to the Seller setting out specific details of the Warranty Claim or Tax Claim:
9.4.1	in the case of a Warranty Claim (other than a Tax Claim) on or before the date 30 months after the Completion Date; and

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9.4.2	in the case of a Tax Claim, on or before the sixth anniversary of the Completion Date.
9.5	Quantum limits
9.5.1	The Seller is only liable to the Buyer for any Claim other than an AML Claim if:
(a)	the amount of that Claim (or Claims in respect of a number of similar or related matters taken together) is $100,000 or more (a Relevant Claim); and

(b)	the amount of all Relevant Claims exceeds $2,500,000 in aggregate, in which case, subject to this clause 9, the Seller shall be liable for the full amount of the Relevant Claim or Relevant Claims (and not just the excess).

9.5.2	The Seller is only liable to the Buyer for any AML Claim if:
(a)	the amount of that AML Claim (or AML Claims in respect of a number of similar or related matters taken together) is $75,000 or more (a Relevant AML Claim); and

(b)	the amount of all Relevant AML Claims exceeds $500,000 in aggregate, in which case, subject to this clause 9, the Seller shall be liable for the amount of the Relevant AML Claim or Relevant AML Claims for the excess above $500,000.

9.5.3	The parties agree that the total amount payable by the Seller in aggregate in respect of all Claims is not more than $50,000,000.
9.6	Reliance
9.6.1	The Seller is not liable to the Buyer for any claim arising from or relating to, and the Buyer expressly acknowledges and represents that it does not rely upon, any statement, representation, warranty, promise, undertaking or agreement in connection with the sale of the Sale Shares made by the Seller or any person acting, or purporting to act, on behalf of the Seller or resulting from or implied by conduct made in the course of communications or negotiations in connection with the sale of the Sale Shares not expressly set out in this agreement.

9.6.2	The Seller is not liable to the Buyer for any Claim if the Claim is in respect of any forecast, estimate, projection or other statement that relates to the future or any statement of opinion honestly held.

9.6.3	The Buyer acknowledges and undertakes to the Seller (in its own right and as trustee for each of the Released Persons) that:
(a)	it has had an opportunity to make and has made enquiries and conducted a due diligence investigation into the affairs of the Target Group and its prospects;

(b)	it has received a copies of, and read, the Vendor Due Diligence Reports;

(c)	in entering into this agreement and in proceeding to Completion, the Buyer has not relied on and will not rely on, and waives any right it may have to make a claim against the Seller, any member of the Retained Group or any officer, employee, adviser or representative of the Seller, any member of the Retained Group or any member of the Target Group (Released Persons) in respect of, any representation or warranty (apart from the Warranties) that is

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express or implied, written, oral collateral, statutory or otherwise (including under Part V of the Trade Practices Act 1974 (Cth), the Australian Securities and Investments Commission Act 2001 (Cth), the Corporations Act, the Fair Trading Act 1999 (Vic) or any other legislation in any relevant jurisdiction), as to the affairs of the Target Group or its prospects, from any person.
9.7	Notice of Claims by Buyer
9.7.1	If the Buyer becomes aware of any matter or circumstance that may give rise to a claim under or in relation to or arising out of this agreement, including a breach of a Warranty, and the Buyer resolves to make a claim against the Seller:
(a)	the Buyer must give notice of the claim to the Seller and the Seller’s Lawyers within 30 days after the Buyer first resolves to make a claim; and

(b)	the notice must contain the following details of the claim:
(i)	reasonable particulars of the facts, matters or circumstances that may give rise to the claim;

(ii)	if it is claimed that the facts, matters or circumstances referred to in clause (i) constitute a breach of this agreement, including a breach of a Warranty, the basis for that claim; and

(iii)	an estimate of the amount of the Loss, if any, suffered by the Buyer (if the Buyer, acting reasonably, is able to estimate the amount of the Loss with reasonable certainty).
9.7.2	The Buyer must give to the Seller access to all such information and documents within the possession or control of the Buyer Group as the Seller may reasonably require to enable it to satisfy itself as to the merits of any claim of which notice is given under clause 9.7.1.

9.7.3	Clause 9.7.1 does not apply to Tax Claims (to which clause 11.3 applies).
9.8	Parties to seek to resolve claims
9.8.1	The Seller must give notice (Response Notice) to the Buyer within 90 days of receipt of a notice of a claim under clause 9.7 indicating whether it admits or denies the claim (in whole or in part) and, if the claim is denied, reasonable details of the grounds on which the claim is denied and designating a representative with authority to negotiate the claim on behalf of the Seller.

9.8.2	Within 10 Business Days of receipt of a Response Notice denying a claim, the Buyer must designate a representative with authority to negotiate the claim on behalf of the Buyer.

9.8.3	The designated representatives must promptly meet to discuss the claim and seek to resolve the claim within 20 Business Days of their first meeting.

9.8.4	If the claim is not resolved within the 20 Business Days referred to in clause 9.8.3 or such longer period as the parties may agree, the parties must, before having recourse to arbitration or litigation, refer the claim to mediation in Melbourne in accordance with, and subject to, The Institute of Arbitrators & Mediators Australia Mediation and Conciliation Rules. If the Claim is not settled within 60 days after being referred to mediation (unless such period is extended by agreement of the parties) the parties may agree that it be submitted to arbitration in accordance with, and subject to, The Institute of Arbitrators & Mediators Australia Rules for the

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Conduct of Commercial Arbitration or each party may take such other action as it thinks fits, including bringing proceedings in any Court.

9.8.5	Nothing in this clause 9.8 prevents a party from seeking urgent interlocutory or other equitable relief or remedies.
9.9	Buyer’s obligation to mitigate

The Buyer must use its reasonable endeavours to mitigate any Loss which it may suffer or incur as a consequence of any breach by the Seller of the Warranties.

9.10	Warranty and indemnity insurance

Notwithstanding anything to the contrary in this agreement:
9.10.1	the Buyer will procure warranty and indemnity insurance for all its possible Loss arising under or in respect of all Warranty Claims, all claims under the Business Indemnities and all Tax Claims up to an aggregate amount of $50,000,000;

9.10.2	the Buyer undertakes and agrees that it will not, and waives any right it may have to, make any Warranty Claim, any claim under the Business Indemnities or Tax Claim except only where such arise in whole or in part out of the fraud of the Seller or the fraud of an officer of the Seller or except to the extent required to permit a claim against the W&I Insurer but, except in the case of such fraud, the Seller shall have no liability to the Buyer whatsoever. For the purpose of recovery upon such W&I Insurer (but not for any other purpose) any amount which would have been due and payable but for this clause 9.10.2 shall be deemed to be due and payable without condition or restriction. The Seller acknowledges that the Buyer may require that the W&I Policy include a term/s the effect of which is that the W&I Insurer must ignore this clause 9.10.2 and any other limitation upon the liability of the Seller or any one else under this agreement that the Buyer reasonably requires in determining whether and in what amount the W&I Policy responds to any Loss of the Buyer arising under or in respect of any Warranty Claims, claims under the Business Indemnities and / or Tax Claims;

9.10.3	the Buyer must ensure that the W&I Policy provides that the W&I Insurer will only be entitled to subrogate against the Seller in respect of a payment under the W&I Policy which arises in whole or in part out of the Seller’s fraud or the fraud of an officer of the Seller (Qualified Claim) and then only to the extent and in respect of those rights of recovery relating directly to the Seller’s fraud or the fraud of an officer of the Seller;

9.10.4	the parties acknowledge and agree that the provisions of clause 9.10.2 have full force and effect whether or not the Buyer complies with its obligations under clause 9.10.1 or clause 9.10.3 and irrespective of the terms or the validity of the W&I Policy obtained by the Buyer or whether it responds or not; and

9.10.5	the Buyer shall indemnify and hold harmless the Seller from and against any subrogation claim, claim for contribution or exercise of rights acquired by assignment by the W&I Insurer from or through the Buyer against the Seller except for a Qualified Claim.

10.	Buyer’s and WEX’s warranties

10.1	Buyer’s warranties

The Buyer represents and warrants to the Seller that:

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10.1.1	if has full power and authority to enter into and perform its obligations under this agreement;

10.1.2	it has taken all corporate and other actions necessary to enable it to enter into and perform its obligations under this agreement;

10.1.3	this agreement constitutes and imposes legal and binding obligations on it fully enforceable in accordance with its terms; and

10.1.4	completion of the transactions contemplated by this agreement by the Buyer will not conflict with, result in the breach of, or constitute a default under, or accelerate the performance provided by, any law or the terms of any contract, agreement or deed to which the Buyer may be bound or affected.
10.2	WEX’s warranties

WEX represents and warrants to the Seller that:
10.2.1	if has full power and authority to enter into and perform its obligations under this agreement;

10.2.2	it has taken all corporate and other actions necessary to enable it to enter into and perform its obligations under this agreement;

10.2.3	this agreement constitutes and imposes legal and binding obligations on it fully enforceable in accordance with its terms; and

10.2.4	the obligations of, and completion of the transactions contemplated by this agreement by, WEX do not, or will not conflict with, result in the breach of, or constitute a default under, or accelerate the performance provided by, any law or the terms of any contract, agreement or deed to which WEX may be bound or affected.

11.	Taxation

11.1	Tax Indemnity
11.1.1	Subject to clauses 9 and 11.2, the Seller must pay to the Buyer an amount equal to the amount needed to indemnify the Buyer and each Target Group Company (for whom the Buyer enters this clause as trustee) against any amount of Tax payable by a Target Group Company (or the head company of any consolidated group which the Target Group joins after Completion) to the extent that the Tax relates to any period, or part period, up to and including the Completion Date.

11.1.2	For the avoidance of doubt, the Tax indemnity in clause 11.1.1 includes any amount payable by the Buyer or a Target Group Company to a Tax Authority by way of a repayment (in part of in whole) of the Tax Refund Amount.
11.2	Exception to Tax Indemnity

The Seller shall not be liable to indemnify the Buyer or a Target Group Company under the indemnity in clause 11.1:
11.2.1	(increase in Tax) to the extent that the Tax Claim results from (or the amount of the Tax Claim is increased because of) an increase in the rate of any Tax after the date of this agreement or to the extent that the Tax Claim is as a result of or in respect of any legislation not in force as at the date of this agreement or any

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change of any law or administrative practice of any Tax Authority after the date of this agreement (including any such increase, legislation or change that takes effect retrospectively), other than any enactment, amendment or change announced on or before the date of this agreement;

11.2.2	(provision in the Last Accounts or the Completion Statement) to the extent that the Tax which would be the subject of a Tax Claim (but for this clause 11.2.2) has been provided or allowed for or otherwise taken into account in the Last Accounts or the Completion Statement;

11.2.3	(Relief) to the extent that the Tax would not have arisen or would have been reduced but for a failure or omission on the part of the Buyer or any Buyer Group Company after Completion to make any election or claim for any Relief in relation to the relevant Tax Claim, the making or claiming of which was taken into account in computing the provision or reserve for Tax in the Last Accounts or the Completion Statement;

11.2.4	(insurance) to the extent that the Tax liability has been made good by an insurer or compensated for without cost to the Buyer or a Buyer Group Company;

11.2.5	(voluntary acts of the Buyer) subject to clause 11.5, to the extent that the Tax would not have arisen but for a voluntary transaction, action or omission of the Buyer or any member of the Buyer Group after Completion, other than a transaction, act or omission:
(a)	carried out or effected under a legally binding commitment created on or before Completion; or

(b)	carried out or effected in the ordinary course of the trade carried on by a Target Group Company as at Completion;
11.2.6	(change in accounting policies) to the extent that the Tax would not have arisen but for any change in the bases. methods or policies of accounting of the Buyer or any member of the Buyer Group;

11.2.7	(Warranty claim) to the extent that the Buyer has made recovery in respect of Tax by means of a claim for breach of any Tax Warranty.
11.3	Notification and Conduct
11.3.1	If the Buyer becomes aware of any matter or circumstance that may give rise to a Tax Claim and the Buyer resolves to make a Tax Claim against the Seller:
(a)	the Buyer must give notice of the Tax Claim to the Seller and the Seller’s Lawyers as soon as practicable after the Buyer first resolves to make a claim; and

(b)	the notice must contain the following details of the Tax Claim:
(i)	reasonable particulars of the facts, matters or circumstances that give rise to the Tax Claim;

(ii)	the basis for the Tax Claim; and

(iii)	an estimate of the Tax Claim Amount and reasonable information and documents to substantiate the Tax Claim Amount to the extent that the information or documents are available to the Buyer or a member of the Buyer Group.

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11.3.2	The Buyer must:
(a)	provide the Seller with reasonable access to the personnel of each Buyer Group Company and to the premises, records and assets within the possession or control of each Buyer Group Company to enable the Seller and its professional advisers to examine the Tax Claim and to take copies of such records, at the expense of the Seller; and

(b)	not, and must procure that no Buyer Group Company, accepts, compromises or pays any Tax Claim Amount or agrees to arbitrate, compromise or settle any legal proceedings which is likely to lead to a liability on the part of the Seller in respect of a Tax Claim without giving reasonable prior notice of the decision to take such action to the Seller provided that a Buyer Group Company may pay all Tax on the last date for payment of that Tax without penalty or interest, whether or not the Buyer has given the notice required by clause 11.3.1(a) to the Seller; and

(c)	consult with the Seller in respect of the Tax Claim and any claim, demand or legal proceeding in respect of the Tax Claim.
11.3.3	The Seller must, at the Buyer’s expense, take any reasonable action and provide any reasonable assistance that any Buyer Group Company may require to avoid, contest, compromise or defend any claim, demand or legal proceeding which may lead to a liability on the part of the Seller in respect of a Tax Claim, including providing witness and documentary or other evidence and making appeals and objections. In making a request under this clause 11.3.3, the Buyer must:
(a)	act in good faith;

(b)	liaise with the Seller in relation to the conduct of any claim, demand or legal proceeding in respect of the Tax Claim; and

(c)	act reasonably in the circumstances, including having regard to the likelihood of success.
11.4	Tax Returns
11.4.1	The Buyer must ensure that any Tax return which is prepared or lodged by any Target Group Company (or the head company of any consolidated group which the Target Group joins after Completion) after the Completion Date relating in whole or in part to a period before the Completion Date (a Return) is prepared:
(a)	with due care and in consultation with the Seller; and

(b)	in respect of a period relating in part to a period before the Completion Date and in part to a period after the Completion Date, on a basis that is consistent with the provisions for Tax included in the Completion Statement in respect of the period up to Completion.
11.4.2	The Buyer must provide to the Seller, for the Seller’s review, a copy of each Return, together with any supporting information required to be prepared and lodged with that Return.

11.4.3	Returns provided under clause 11.4.2 must be provided no less than 20 Business Days prior to their actual date of lodgement with the applicable Tax Authority or, in respect of a business activity statement, no less than 5 days prior to their actual date of lodgement with the applicable Tax Authority.

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11.4.4	The Seller will have a period of 10 Business Days from receipt of a Return or, in the case of a business activity statement, no less than 3 days from receipt of the business activity statement (Review Period) provided under clause 11.4.2 in which to review the Return and advise the Buyer that it agrees or disagrees with the Return. If the Seller disagrees with the Return, the Seller must provide the Buyer with written details of the specific items or aspects of disagreement before the end of the Review Period.

11.4.5	Any disagreement between the Buyer and the Seller in respect of a Return which cannot be resolved shall be determined by an Expert acting as an expert and not as an arbitrator (the costs of that determination to be paid half by the Buyer and half by the Seller). The Expert’s determination is, in the absence of manifest error, final and binding on the parties and a party must not commence court proceedings or arbitration in relation to the dispute.
11.5	Section 338(g) election

The Seller acknowledges and agrees that following Completion:
11.5.1	WEX and/or any other member of the Buyer Group may make a Section 338(g) election;

11.5.2	notwithstanding any other terms of this agreement, nothing in this agreement will prevent WEX and/or any other member of the Buyer Group from making a Section 338(g) election; and

11.5.3	if the WEX and/or any other member of the Buyer Group makes a Section 338(g) election then it will not be prevented from subsequently claiming under any Tax Warranty or the Tax indemnity in clause 11.1 by virtue of clause 9.2, clause 11.2.5 or otherwise.

12.	Tax Refund

12.1	Conduct of a Tax Refund Claim

The Buyer must:
12.1.1	allow the Seller (at the Seller’s expense) to pursue and have conduct of the Tax Refund Claim;

12.1.2	take any reasonable action and provide any reasonable assistance, and procure that each Buyer Group Company takes any reasonable action and provides any reasonable assistance, that the Seller may require to pursue and have conduct of the Tax Refund Claim, including providing witness and documentary or other evidence and making appeals and objections;

12.1.3	subject to all associated reasonable out of pocket costs and expenses incurred by any Buyer Group Company being paid by the Seller (excluding, to avoid doubt, any cost in respect of time spent by the personnel of any Buyer Group Company) provide the Seller with reasonable access to the personnel of each Buyer Group Company and to the premises, records and assets within the possession or control of each Buyer Group Company to enable the Seller and its professional advisers to pursue and have conduct of the Tax Refund Claim and to take copies of such records, at the expense of the Seller; and

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12.1.4	not, and must procure that no Buyer Group Company, compromises or settles, or agrees to compromise or settle, the Tax Refund Claim without the prior approval of the Seller.
12.2	Tax Refund Payment

The Buyer must, within 5 Business Days after any Tax Refund Amount has been paid or credited to the Buyer or a Buyer Group Company, pay an amount equal to the Tax Refund Amount by electronic funds transfer to the account of the Seller nominated by the Seller for this purpose.

13.	[**] Claim

13.1	Conduct of the [**] Claim

The Buyer must:
13.1.1	allow the Seller (at the Seller’s expense) to pursue and have conduct of the [**] Claim;

13.1.2	take any action and provide any assistance, and procure that each Buyer Group Company takes any action and provides any assistance, that the Seller may require to pursue and have conduct of the [**] Claim, including providing witness and documentary or other evidence and making appeals and objections;

13.1.3	subject to all associated reasonable out of pocket costs and expenses incurred by any Buyer Group Company being paid by the Seller (excluding, to avoid doubt, any cost in respect of time spent by the personnel of any Buyer Group Company) provide the Seller with reasonable access to the personnel of each Buyer Group Company and to the premises, records and assets within the possession or control of each Buyer Group Company to enable the Seller and its professional advisers to pursue and have conduct of the [**] Claim and to take copies of such records, at the expense of the Seller; and

13.1.4	not, and must procure that no Buyer Group Company, compromises or settles, or agrees to compromise or settle, the [**] Claim without the prior approval of the Seller.
13.2	[**] Payment

The Buyer must, within 5 Business Days after the [**] Claim has been comprised, settled or determined, pay an amount equal to the [**] Settlement Amount by electronic funds transfer to the account of the Seller nominated by the Seller for this purpose.

13.3	[**] Counterclaim

The Seller must pay to the Buyer an amount equal to the amount needed to indemnify the Buyer and each Target Group Company (for whom the Buyer enters this clause as trustee) against any Loss suffered or incurred by any Target Group Company arising out of or in connection with the [**] Claim or any counterclaim that [**] has made or may make in respect of the [**] Claim (including any legal costs incurred for the purpose of pursuing the [**] Claim and defending any such counterclaims).

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14.	Business Indemnities

14.1	Unclaimed Merchant Funds

Subject to clause 9.10, the Seller must indemnify the Buyer and each Target Group Company (for whom the Buyer enters this clause as trustee) against any Loss suffered or incurred by any Target Group Company as a result of the Target Group having to pay more than A$6,000,000 in aggregate to previous or existing customers in respect of:
14.1.1	any unclaimed customer merchant funds which relate to services provided prior to the Last Accounts Date and were unclaimed as at the date of this agreement; and

14.1.2	any interest accrued on any such funds or any penalty, fines or fees in relation to the failure by the Target Group to pay all or part of those funds to the relevant customers or merchants.
14.2	Compliance

Subject to clause 9.10, the Seller must indemnify the Buyer and each Target Group Company (for whom the Buyer enters this clause as trustee) against any Loss suffered by any Target Group Company in connection with:
14.2.1	any breach or alleged breach by any Target Group Company prior to Completion; or;

14.2.2	subject to clause 14.3, any breach or alleged breach by any Target Group Company following Completion, of any Relevant Legislation or any condition of any Authorisation which it holds or is otherwise required to hold.
14.3	Exceptions to indemnity

The Seller is not required to indemnify the Buyer under clause 14.2.2 if the breach or alleged breach is solely and directly due to:
14.3.1	a change in the nature or manner in which the Target Group Company carries on the Businesses following Completion;

14.3.2	the enactment, amendment of any legislation or change in the administration or interpretation of any legislation after Completion; or

14.3.3	the failure by the relevant Target Group Company to maintain any Authorisations following Completion which were in place immediately prior to Completion.

15.	Intellectual Property

15.1	Licence to use Seller’s Marks
15.1.1	The Seller grants, and undertakes to the Buyer to procure that the relevant members of the Retained Group each grant, to the Buyer on behalf of itself and each member of the Buyer Group a royalty free, unconditional and irrevocable licence to use the Seller’s Marks in Australia and New Zealand for the purpose and in the same or substantially the same form and manner used by the Target Group at the date of this agreement (including on sales literature, promotional material,

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stationery, invoices, products, packaging, business cards, websites, buildings, vehicles and signage) (the Permitted Purpose).

15.1.2	The licence granted to the Buyer under clause 15.1.1 shall be exclusive for a period of 24 months from the Completion Date. During this period, the Seller must not, and must procure that each member of the Retained Group does not, use or permit any other person to use any of the Seller’s Marks, or any mark substantially identical with or deceptively similar to any of the Seller’s Marks, in Australia or New Zealand for a purpose that is the same or substantially the same as the Permitted Purpose. To avoid doubt, nothing in this clause 15 shall prevent the Seller or any member of the Retained Group from using, or granting to any person a licence to use, any of the Seller’s Marks for the purpose of carrying on the Retained Group Business.

15.1.3	The licence granted to the Buyer under clause 15.1.1 shall end on the date that is 24 months after the Completion Date, except that it shall continue on a perpetual and non-exclusive basis to the extent that it relates to use of any of the Seller’s Marks on any card issued by ReD Prepaid or a customer of ReD Prepaid before or at any time within 24 months after the Completion Date.

15.1.4	During the period of exclusivity of the licence under clause 15.1.2, the Seller must take, and must procure that the relevant members of the Retained Group also take, whatever steps are necessary in the circumstances to properly protect the Seller’s Marks, including by bringing legal proceedings at its cost in respect of any infringement of the Seller’s Marks.

15.1.5	The Seller warrants that:
(a)	it, or another member of the Retained Group, is the legal and beneficial owner of the Seller’s Marks;

(b)	it, and the relevant members of the Retained Group, are entitled to grant the licence granted under clause 15.1.1; and

(c)	the use of the Seller’s Marks by the Buyer or any other member of the Buyer Group in accordance with the licence granted under clause 15.1.1 will not infringe the intellectual property or other rights of any third person.
15.1.6	The Seller indemnifies the Buyer, and each member of the Buyer Group, against all liability, costs (including legal costs on a full indemnity basis), expenses, loss or damage suffered or incurred as a result of any action, claim, demand or proceeding brought or made against the Buyer or the member of the Buyer Group (as applicable) that, if true, would constitute a breach of any of the warranties in clause 15.1.4.
15.2	Limited right to use Seller’s Marks

The Buyer undertakes to the Seller to procure (at the Buyer’s expense):
15.2.1	within 24 months after the Completion Date, the corporate and/or trading name of each Target Group Company which as at Completion or at any time thereafter includes any of the Seller’s Marks is changed to a name that does not include such word or words; and

15.2.2	within 24 months after the Completion Date, each member of the Buyer Group ceases all use of any of the Seller’s Marks (including by removing or deleting the Seller’s Marks from all sales literature, promotional materials, stationery, invoices, products, packaging, business cards, websites, buildings, vehicles and signage), provided that ReD Prepaid shall not be required to remove or delete any of the

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Seller’s Marks on any card issued by ReD Prepaid or a customer of ReD Prepaid before or at any time within 24 months after the Completion Date.
15.3	No transfer or licence

Subject to clauses 15.1 and 15.2 and without prejudice to any of the rights granted to the Buyer in those clauses, the Buyer acknowledges and agrees that nothing in this agreement shall operate as an agreement to transfer (nor shall transfer) any right, title or interest in, nor constitute any licence or right of use in respect of, any trade mark (including the Seller’s Marks).

15.4	Buyer’s undertakings

Subject to clauses 15.1 and 15.2 and without prejudice to any of the rights granted to the Buyer in those clauses, the Buyer undertakes to the Seller and each other relevant member of the Retained Group that it will not (and will procure that the other members of the Buyer Group will not) use, file any trade mark application or apply for any domain name registration in relation to, or claim any rights in or to, the Seller’s Marks, or authorise, assist or encourage any third party to do any of the foregoing in relation to (a) the Businesses (including as the same may develop or change over time) and (b) any business which competes with the business of any member of the Retained Group (or the successors in title or assignees of any of them), for the longer of:
15.4.1	the period of five years following the Completion Date; and

15.4.2	such time as any member of the Retained Group (or the successors in title or assignees of any of them) continues to use (whether on its own or in conjunction with other words or letters) or otherwise has an interest in the Seller’s Marks.
15.5	Seller may assign

The Seller shall be entitled to assign the benefit of this clause 15 to any assignee of all or any one of the Seller’s Marks to the extent the benefit relates to the Seller’s Marks so assigned but only if:
15.5.1	the Seller gives reasonable notice of the proposed assignment to the Buyer; and

15.5.1	the assignee agrees to provide the licence on the same terms as contemplated under this agreement to the Buyer on behalf of itself and each member of the Buyer Group.

16.	Access

16.1	Buyer to provide access to records

The Buyer shall make available to the Seller any Books and Records of any member of the Target Group (or, if practicable, the relevant parts of those Books and Records) which are reasonably required by the Seller for the purpose of dealing with its Tax and accounting affairs or to comply with applicable law or regulation and, accordingly, the Buyer shall, upon being given reasonable notice by the Seller and subject to the Seller giving such undertaking as to confidentiality as the Buyer shall reasonably require, procure that such Books and Records are made available to the Seller for inspection (during normal Working Hours) and copying (at the Seller’s expense) for and only to the extent necessary for such purpose and for a period of six years from Completion.

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16.2	Buyer Group regulatory filing

The Seller shall:
16.2.1	at the Buyer’s expense promptly provide to the Buyer any information relating to the Retained Group which the Buyer reasonably requests and which WEX is required to include in any filing WEX is required to make with the U.S. Securities and Exchange Commission in connection with the transactions contemplated by this agreement; and

16.2.2	consent to the inclusion of that information in any such filing.
16.3	Seller to provide access to records

Without prejudice to clause 16.2 above, the Seller shall make available to the Buyer any Books and Records of the Retained Group (or, if practicable, the relevant parts of those Books and Records) which are reasonably required by the Buyer or any member of the Buyer’s Group for the purpose of dealing with its Tax and accounting affairs or to comply with applicable law or regulation and, accordingly, the Seller shall, upon being given reasonable notice by the Buyer and subject to the Buyer giving such undertaking as to confidentiality as the Seller shall reasonably require, procure that such Books and Records are made available to the Buyer for inspection (during Working Hours) and copying (at the Buyer’s expense) for and only to the extent necessary for such purpose and for a period of six years from Completion.

17.	Competition

17.1	Protection of goodwill

The Seller must not do, and must procure that each member of the Retained Group does not do, any of the following unless approved by the Buyer:
17.1.1	directly or indirectly conduct or otherwise be Involved during the Restricted Period:
(a)	in Australia and New Zealand;

(b)	in Australia;

(c)	in New Zealand, in any business which competes with the Fuel Card Business or the Prepaid Card Business;
17.1.2	solicit or persuade at any time during the Restricted Period any person or corporation which is a customer or client of, or which has dealings with, any Target Group Company, or who was in the previous year a customer or client of, or had dealings with, any Target Group Company, to cease conducting business with any Target Group Company or reduce the amount of business which the person or corporation would normally conduct with any Target Group Company;

17.1.3	accept at any time during the Restricted Period from a customer or client which is referred to in clause 17.1.2 any business of a kind which forms or may ordinarily form part of the Fuel Card Business or the Prepaid Card Business;

17.1.4	induce or attempt to induce at any time during the Restricted Period any employee of or consultant with any Target Group Company to terminate his or her employment or consultancy with any Target Group Company;

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17.1.5	without prejudice to clause 17.1, at any time transfer, assign or otherwise dispose (Disposition) of any of the Seller’s Marks unless the Buyer is given reasonable notice of the proposed Disposition and the proposed transferee, assignee or disposee agrees to provide the licence to the Buyer for itself and on behalf of each member of the Buyer Group as contemplated in clause 15 of this agreement.
17.2	Definitions

For the purpose of clause 17.1, Restricted Period means the period commencing on the Completion Date and ending on:
17.2.1	the third anniversary of the Completion Date;

17.2.2	the second anniversary of the Completion Date;

17.2.3	the first anniversary of the Completion Date.
17.3	Separate undertakings

Clauses 17.1.1, 17.1.2, 17.1.3 and 17.1.4 have effect as separate undertakings, each being severable from the other. Each separate undertaking results from combining the undertaking in clause 17.1.1, 17.1.2, 17.1.3 or 17.1.4 with each period in clause 17.2. If any such undertaking is unenforceable, it may be severed without affecting the remaining enforceability of the other undertakings.

17.4	Value of the Businesses

The Seller agrees that:
17.4.1	any failure to comply with clause 17.1 would diminish the value of the Target Group; and

17.4.2	the restrictive undertakings in clause 17.1 are reasonable and necessary for the protection of the business of the Target Group and must be given full effect.
17.5	Injunction

The Seller acknowledges that monetary damages alone would not be adequate compensation to the Buyer for a breach by it of clause 17.1 and that the Buyer is entitled to seek an injunction from a court of competent jurisdiction if:
17.5.1	it fails to comply or threatens to fail to comply with clause 17.1; or

17.5.2	the Buyer has reason to believe that it will not comply with clause 17.1.
17.6	Exceptions
17.6.1	The Seller will not breach the undertaking given by it in clause 17.1 if it holds or has an interest directly or indirectly in 5% or less of the shares in a listed public company.

17.6.2	For the avoidance of doubt but without limiting the application of clause 17.1, the parties agree that the Retained Group Business as currently conducted does not constitute a business that competes with a Business.

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18.	Power of attorney

18.1	Appointment of attorney

The Seller appoints the Buyer to be its attorney from the Completion Date until the Sale Shares are registered in the name of the Buyer.

18.2	Powers of Buyer

The Buyer may do in the name of the Seller and on its behalf everything necessary or expedient, in the Buyer’s sole discretion, to:
18.2.1	transfer the Sale Shares;

18.2.2	exercise any rights, including rights to appoint a proxy or representative and voting rights, attaching to the Sale Shares;

18.2.3	receive any dividend or other entitlement paid or credited to the Seller in respect of the Sale Shares; and

18.2.4	do any other act or thing in respect of the Sale Shares or the Company.
18.3	Declaration by Seller

The Seller declares that all acts and things done by the Buyer in exercising powers under this power of attorney will be as good and valid as if they had been done by the Seller and agrees to ratify and confirm whatever the Buyer does in exercising powers under this power of attorney.

18.4	Valuable consideration

The Seller declares that this power of attorney of the Buyer is given for valuable consideration and is irrevocable from the date of this power of attorney until the Sale Shares are registered in the name of the Buyer or this agreement is terminated.

18.5	Express authorisation

The Buyer is expressly authorised to do any act as a result of which a benefit is conferred on it.

19.	Termination

If this agreement is terminated under clause 3.5, clause 4.1.6 or clause 7.5 then this agreement has no further effect and no party has any liability to any other party under this agreement except:
19.1.1	termination of this agreement does not affect any other rights the parties have against one another at law;

19.1.2	each party retains the rights it has against any other party in connection with any breach or claim that has arisen before termination; and

19.1.3	under clauses 20 and 21 which survive termination.

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20.	Announcements and confidentiality

20.1	Buyer Group disclosure requirements
20.1.1	WEX may disclose all or any part of this agreement and the terms of sale of the Sale Shares in any filing it is required to make with the U.S. Securities and Exchange Commission or the New York Stock Exchange including any Form 8K filing in connection with the transactions contemplated by this agreement.

20.1.2	WEX must provide the Seller with a draft of any document that contains a disclosure permitted by clause 20.1.1 and provide the Seller with a reasonable opportunity to comment on such disclosure. The Buyer must take account of the Seller’s comments in good faith.
20.2	Legal requirements

Without prejudice to clause 20.1 a party may disclose anything in respect of this agreement or the terms of sale of the Sale Shares if required:
20.2.1	by applicable law, but to the extent possible it must consult with the other party before making the disclosure and use its reasonable endeavours to agree on the form and content of the disclosure; or

20.2.2	by any recognised stock exchange on which its shares or the shares of any related body corporate are listed.
20.3	Disclosure to officers, employees and professional advisers

A party may disclose anything in respect of this agreement or the terms of the sale of the Sale Shares to the officers, employees and professional advisers of that party and its related bodies corporate and, in the case of the Buyer, to its W&I Insurer but it must use its reasonable endeavours to ensure all matters disclosed are kept confidential.

20.4	Further publicity

Subject to clauses 20.1, 20.2 and 20.3, no party may disclose the provisions of this agreement or the terms on which the Sale Shares are sold unless the other party has first consented in writing.

20.5	Confidentiality Deed

The Seller must, on the date of this agreement:
20.5.1	enter into a termination deed in the agreed form which terminates the Confidentiality Deed with effect from Completion; and

20.5.2	deliver a counterpart of that termination deed to the Buyer.

21.	Duties, costs and expenses

21.1	Duties

Subject to clause 21.2 below, the Buyer must pay any stamp duty in respect of the execution, delivery and performance of:
21.1.1	this agreement; and

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21.1.2	any agreement or document entered into or signed under this agreement.
21.2	Seller’s undertaking and indemnity
21.2.1	The Seller undertakes not to execute this agreement, any transfer in respect of the Sale Shares or any other document to be entered into under this agreement:
(a)	in the United Kingdom; or

(b)	in any other country, other than Australia, if execution of that agreement or document in that country results directly or indirectly in any stamp duty being payable which would not have been payable if the agreement or document had been executed in Australia.
21.2.2	The Seller is liable to pay any stamp duty which arises as a result of any breach by the Seller of its undertaking in clause 21.2.1 above.

21.2.3	The Seller must pay to the Buyer an amount equal to the amount needed to indemnify the Buyer against any stamp duty which arises as a result of any breach by the Seller of its undertaking in clause 21.2.1 above.
21.3	GST
21.3.1	Except as otherwise provided by this clause, all consideration payable under this agreement in relation to any supply is exclusive of GST.

21.3.2	To the extent that any supply under this agreement constitutes a taxable supply, the consideration payable by the recipient to the supplier will be increased by the applicable amount of GST (GST Amount), which shall be calculated by multiplying the amount upon which GST is payable by the prevailing rate of GST.

21.3.3	Any GST Amount must be paid by the recipient to the supplier at the same time and in the same manner as the relevant consideration is paid or given under this agreement, without any right of set-off or deduction (unless otherwise provided in this agreement).

21.3.4	If this agreement requires the recipient to pay, reimburse or contribute to any expense, loss or outgoing suffered or incurred by the supplier (Relevant Expense), the amount which the recipient must pay, reimburse or contribute will be the amount net of any input tax credits to which the supplier is entitled in respect of the Relevant Expense, together with any GST Amount if the payment, reimbursement or contribution constitutes consideration for a taxable supply by the supplier to the recipient.

21.3.5	The supplier must provide to the recipient a valid tax invoice at or prior to the time of payment of any GST Amount.

21.3.6	To the extent that any adjustment occurs in relation to a taxable supply, the supplier must issue an adjustment note to the recipient within 7 Business Days of becoming aware of the adjustment, and any payment necessary to give effect to such adjustment must be made within 7 Business Days after the date of receipt of the adjustment note.

21.3.7	Words and expressions used in this clause 21.2 that are defined in the GST Act have the same meanings in this clause.

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21.4	Costs and expenses

Subject to clauses 21.1 and 21.2, each party must pay its own costs and expenses in respect of the negotiation, preparation, execution, delivery, stamping and registration of this agreement and any other agreement or document described in clause 21.1.2.

21.5	Costs of performance

Subject to clause 21.1, any action to be taken by the Buyer or the Seller in performing its obligations under this agreement must be taken at its own cost and expense unless otherwise provided in this agreement.

22.	Guarantee and indemnity

22.1	Guarantee

WEX unconditionally and irrevocably guarantees to the Seller:
22.1.1	the payment of the Guaranteed Moneys; and

22.1.2	the performance of the Buyer’s obligations under this agreement.
22.2	Payment

If the Guaranteed Moneys are not paid when due, WEX must immediately on demand from the Seller pay to the Seller the Guaranteed Moneys in the same manner and currency as the Guaranteed Moneys are required to be paid.

22.3	Performance

If the Buyer fails to perform its obligations under this agreement when they are due, WEX must immediately on demand from the Seller cause the Buyer to perform its obligations under this agreement.

22.4	Indemnity
22.4.1	If any of the Guaranteed Moneys (or amounts which would have been Guaranteed Moneys had they not been irrecoverable) are irrecoverable by the Seller:
(a)	from the Buyer; or

(b)	from WEX on the basis of a guarantee,

WEX unconditionally and irrevocably and, as a separate and principal obligation:

(c)	indemnifies the Seller against any claim, action, damage, loss, liability, cost, charge, expense, outgoing or payment suffered, paid or incurred by the Seller in relation to the non-payment of those amounts; and

(d)	must pay to the Seller an amount equal to those amounts.
22.4.2	WEX indemnifies the Seller against any claim, action, damage, loss, liability, cost, charge, expense, outgoing or payment suffered, paid or incurred by the Seller in relation to:
(a)	the failure of the Buyer to perform its obligations under this agreement; or

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(b)	the failure of WEX to cause the Buyer to perform its obligations under this agreement.
22.5	Extent of guarantee and indemnity
22.5.1	This clause 22 applies:
(a)	to the present and future amount from time to time of the Guaranteed Moneys and the present and future obligations of the Buyer under this agreement; and

(b)	to this agreement, as amended, supplemented, renewed or replaced.
22.5.2	The obligations of WEX under this clause 22 extend to any increase in the Guaranteed Moneys and any change in the obligations of the Buyer as a result of:
(a)	any amendment, supplement, renewal or replacement of this agreement; or

(b)	the occurrence of any other thing.
22.5.3	This clause 22 is not affected nor are the obligations of WEX under this agreement released or discharged or otherwise affected by anything which but for this provision might have that effect.

22.5.4	This clause 22.5 applies:
(a)	regardless of whether WEX is aware of or has consented to or is given notice of any amendment, supplement, renewal or replacement of any agreement to which the Seller and the Buyer are a party or the occurrence of any other thing; and

(b)	irrespective of any rule of law or equity to the contrary.
22.6	Principal and independent obligation
22.6.1	This clause 22 is a principal obligation and is not to be treated as ancillary or collateral to any other right or obligation.

22.6.2	This clause 22 is enforceable against WEX:
(a)	whether or not the Seller has:
(i)	made demand upon the Buyer; or

(ii)	given notice to the Buyer or any other person in respect of any thing; or

(iii)	taken any other steps against the Buyer or any other person; and
(b)	whether or not any Guaranteed Moneys is due.
22.7	Continuing guarantee and indemnity

This clause 22 is a continuing obligation of WEX, despite:
22.7.1	any settlement of account; or

22.7.2	the occurrence of any other thing,

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and remains in full force and effect until:

22.7.3	all the Guaranteed Moneys have been paid in full;

22.7.4	the obligations of the Buyer under this agreement have been performed; and

22.7.5	this clause 22 has been finally discharged by WEX.

23.	General

23.1	Amendment

This agreement may only be varied or replaced by a document duly executed by the parties.

23.2	Entire Understanding

This agreement contains the entire understanding between the parties as to the subject matter contained in it. All previous agreements, representations, warranties, explanations and commitments, expressed or implied, affecting this subject matter are superseded by this agreement and have no effect.

23.3	Further Assurance

Each party must promptly execute and deliver all documents and take all other action necessary or desirable to effect, perfect or complete the transactions contemplated by this agreement.

23.4	Payment under Indemnities

The Seller shall only be obliged to make a payment to the Buyer pursuant to an indemnity in this agreement if and to the extent that the Seller has admitted liability in respect of the amount claimed under that indemnity, the amount has been finally determined by a judgment of a court of competent jurisdiction and has not been appealed within one month, the matter has been referred to and determined by a mediator or arbitral panel in accordance with clause 9.8.4 or the Buyer has otherwise proven liability in respect of the amount claimed under that indemnity.

23.5	Waiver and Exercise of Rights
23.5.1	A single or partial exercise or waiver of a right relating to this agreement does not prevent any other exercise of that right or the exercise of any other right.

23.5.2	No party will be liable for any loss or expenses incurred by another party caused or contributed to by the waiver, exercise, attempted exercise, failure to exercise or delay in the exercise of a right.
23.6	Assignment

A party must not:
23.6.1	sell, transfer, delegate, assign, licence; or

23.6.2	mortgage, charge or otherwise encumber,

any right or obligation under this agreement to any person without the prior written consent of the other party.

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23.7	Time of the Essence

Time is of the essence as regards all dates, periods of time and times specified in this agreement.

23.8	Rights Cumulative

The rights and remedies conferred on a party by this agreement are in addition to all other rights and remedies of that party.

23.9	Notices
23.9.1	Any notice, consent, demand or other communication authorised or required to be made under this agreement must:
(a)	be in writing and must be given by hand, or sent by facsimile or sent by prepaid post addressed to a party to the address or facsimile number set out on page 1 of this agreement under the heading “Parties” (or to such other address for the time being notified by one party to the other in accordance with this clause); and

(b)	if given or directed to the Buyer must also be copied and sent to WEX.
23.9.2	A notice:
(a)	given by facsimile will be deemed received when the sender’s facsimile machine generates a transmission report stating that the facsimile was sent in its entirety to the addressee’s facsimile number;

(b)	posted will, if posted within Australia to an Australian address, be deemed received 2 Business Days after posting and, in any other case, be deemed received 7 Business Days after posting.

24.	Interpretation

24.1	Governing Law and Jurisdiction
24.1.1	This agreement is governed by and is to be construed in accordance with the laws of Victoria.

24.1.2	Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of Victoria and waives any right to object to proceedings being brought in those courts.
24.2	Agent for service — Seller
24.2.1	The Seller irrevocably appoints the Seller’s Lawyers to be its agent for the receipt of any claim form, application notice, order or judgement or other document relating to any proceeding, suit or action arising out of or in connection with this agreement.

24.2.2	If the agent at any time ceases for any reason to act as such, the Seller must appoint a replacement agent having an address for service in Australia and shall notify the Buyer of the name and address of the replacement agent. Failing such appointment and notification, the Buyer shall be entitled by notice to the Seller to appoint a replacement agent to act on behalf of the Seller. The provisions of this clause applying to service on an agent apply equally to service on a replacement agent.

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24.3	Agent for service — WEX
24.3.1	WEX irrevocably appoints Dabserv to be its agent for the receipt of any claim form, application notice, order or judgement or other document relating to any proceeding, suit or action arising out of or in connection with this agreement.

24.3.2	If the agent at any time ceases for any reason to act as such, WEX must appoint a replacement agent having an address for service in Australia and shall notify the Seller of the name and address of the replacement agent. Failing such appointment and notification, the Seller shall be entitled by notice to WEX to appoint a replacement agent to act on behalf of WEX. The provisions of this clause applying to service on an agent apply equally to service on a replacement agent.
24.4	Persons

In this agreement, a reference to:
24.4.1	a person includes a firm, partnership, joint venture, association, corporation or other corporate body; and

24.4.2	a person includes the legal personal representatives, successors and permitted assigns of that person.
24.5	Corporations Act definitions

In this agreement, the expressions ‘associate’, ‘related body corporate’ and ‘subsidiary’ have the meanings given to them in the Corporations Act.

24.6	Agreed form

In this agreement, a reference to a document being in ‘the agreed form’ is a reference to a document that is in the form agreed between the parties and for the purposes of identification signed by the Buyer’s Lawyers and the Seller’s Lawyers prior to the date of this agreement.

24.7	Joint and Several

If a party consists of more than one person, this agreement binds them jointly and each of them severally.

24.8	Legislation

In this agreement, a reference to a statute includes regulations under it and consolidations, amendments, re-enactments or replacements of any of them.

24.9	This document, clauses and headings

In this agreement:
24.9.1	a reference to this or other document includes the document as varied or replaced regardless of any change in the identity of the parties;

24.9.2	a reference to a clause, schedule, appendix or annexure is a reference to a clause, schedule, appendix or annexure in or to this agreement all of which are deemed part of this agreement;

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24.9.3	a reference to writing includes all modes of representing or reproducing words in a legible, permanent and visible form;

24.9.4	headings and sub-headings are inserted for ease of reference only and do not affect the interpretation of this agreement; and

24.9.5	a reference to “includes” and “including” means including without limitation.
24.10	Severance
24.10.1	If a provision in this agreement is held to be illegal, invalid, void, voidable or unenforceable, that provision must be read down to the extent necessary to ensure that it is not illegal, invalid, void, voidable or unenforceable.

24.10.2	If it is not possible to read down a provision as required in this clause, that provision is severable without affecting the validity or enforceability of the remaining part of that provision or the other provisions in this agreement.
24.11	Counterparts

This agreement may be executed in any number of counterparts all of which taken together constitute one instrument.

24.12	Attorney

Each attorney executing this agreement represents and warrants that the attorney has not received any notice of revocation of the power of attorney appointing the attorney.

24.13	Currency

In this agreement a reference to ‘A$’, ‘$’, ‘AUD” or ‘dollars’ is a reference to the lawful currency of the Commonwealth of Australia.

24.14	Business Day
24.14.1	If a payment or other act is required by this agreement to be made or done on a day which is not a Business Day, the payment or act must be made or done on the next following Business Day.

24.14.2	If an act required to be done under this agreement on or by a given day is done after 5.00 pm on that day, then it is taken to be due on the next day.
24.15	Number and Gender

In this agreement, a reference to:
24.15.1	the singular includes the plural and vice versa; and

24.15.2	a gender includes the other genders.

[NOTE: CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS
DENOTE OMISSIONS.]

Schedule 1
Target Group
Part A
Information about the Company
RD Card Holdings Australia Pty Ltd ABN 75 123 181 635

1.	Date of registration	:	18 December 2006

2.	Place of registration	:	Victoria, Australia

3.	Address of registered office	:	Level 1, 2-6 Glenferrie Road, Malvern, Victoria 3144

4.	Issued share capital	:	73,863,794 ordinary shares

5.	Directors	:	Carlyle Cyril Clump Mark Anthony Smallman David Geoffrey Howell

6.	Secretary	:	Mark Anthony Smallman

7.	Member:

Name	Registered address	Number of shares held

RD Card Holdings Limited	ReD House, Cemetery Pales, Brookwood, Surrey, GU24 0BL, United Kingdom	73,863,794

[NOTE: CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS
DENOTE OMISSIONS.]
Part B
Information about the Subsidiaries
RD Card Australia Pty Ltd ACN 123 181 662

1.	Date of registration	:	18 December 2006

2.	Place of registration	:	Victoria, Australia

3.	Address of registered office	:	Level 1, 2-6 Glenferrie Road, Malvern, Victoria 3144

4.	Issued share capital	:	250 ordinary shares

5.	Directors	:	Carlyle Cyril Clump Mark Anthony Smallman David Howell

6.	Secretary	:	Mark Anthony Smallman

7.	Member:

Name	Registered address	Number of shares held

RD Card Holdings Australia Pty Ltd	Level 1, 2-6 Glenferrie Road, Malvern, Victoria 3144	250
Retail Decisions Pty Ltd ABN 68 005 970 570

1.	Date of registration	:	9 February 1982

2.	Place of registration	:	Victoria, Australia

3.	Address of registered office	:	Level 1, 2-6 Glenferrie Road, Malvern, Victoria 3144

4.	Issued share capital	:	7,500,200 ordinary shares

5.	Directors	:	Carlyle Cyril Clump Mark Anthony Smallman David Howell Susan Elizabeth Hando

6.	Secretary	:	Androniki Micallef

7.	Member:

Name	Registered address	Number of shares held

RD Card Holdings Australia Pty Ltd	Level 1, 2-6 Glenferrie Road, Malvern, Victoria 3144	7,500,200

[NOTE: CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS
DENOTE OMISSIONS.]
ReD Prepaid Cards Australia Pty Ltd ABN 81 085 449 529

1.	Date of registration	:	4 December 1998

2.	Place of registration	:	New South Wales, Australia

3.	Address of registered office	:	Level 1, 2-6 Glenferrie Road, Malvern,
Victoria 3144

4.	Issued share capital	:	326,231 ordinary shares

5.	Directors	:	Carlyle Cyril Clump
Mark Anthony Smallman
David Howell
Susan Elizabeth Hando

6.	Secretary	:	Androniki Micallef

7.	Member:

Name	Registered address	Number of shares held

Retail Decisions Pty Ltd	Level 1, 2-6 Glenferrie Road, Malvern, Victoria 3144	326,231

Motorcharge Limited ABN 33 008 962 132

1.	Date of registration	:	25 March 1981

2.	Place of registration	:	Western Australia, Australia

3.	Address of registered office	:	Level 1, 2-6 Glenferrie Road, Malvern, Victoria 3144

4.	Issued share capital	:	157,283 A Class ordinary shares 157,283 B Class ordinary shares 157,283 C Class ordinary shares 157,283 D Class ordinary shares 14,500 ordinary shares

5.	Directors	:	Carlyle Cyril Clump Mark Anthony Smallman David Howell

6.	Secretary	:	Androniki Micallef

7.	Member:

Name	Registered address	Number of shares held

Retail Decisions Pty Ltd	Level 1, 2-6 Glenferrie Road, Malvern, Victoria 3144	157,283 A Class ordinary shares 157,283 B Class ordinary shares 157,283 C Class ordinary shares 157,283 D Class ordinary shares 14,500 ordinary shares

[NOTE: CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS
DENOTE OMISSIONS.]
Australian Card Services Pty Ltd ACN 066 388 887

1.	Date of registration	:	13 September 1994

2.	Place of registration	:	Victoria, Australia

3.	Address of registered office	:	Level 1, 2-6 Glenferrie Road, Malvern, Victoria 3144

4.	Issued share capital	:	2 ordinary shares

5.	Directors	:	Carlyle Cyril Clump Mark Anthony Smallman

6.	Secretary	:	Mark Anthony Smallman

7.	Member:

Name	Registered address	Number of shares held

Retail Decisions Pty Ltd	Level 1, 2-6 Glenferrie Road, Malvern, Victoria 3144	2
Australian Card Services Superannuation Pty Ltd ACN 065 598 969

1.	Date of registration	:	15 July 1994

2.	Place of registration	:	Victoria, Australia

3.	Address of registered office	:	Level 1, 2-6 Glenferrie Road, Malvern, Victoria 3144

4.	Issued share capital	:	2 ordinary shares

5.	Directors	:	Mark Anthony Smallman

6.	Secretary	:	Mark Anthony Smallman

7.	Member:

Name	Registered address	Number of shares held

Retail Decisions Pty Ltd	Level 1, 2-6 Glenferrie Road, Malvern, Victoria 3144	2

[NOTE: CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS
DENOTE OMISSIONS.]
Motorcharge Operations New Zealand Ltd company no. 38901

1.	Date of incorporation	:	17 March 1982

2.	Place of registration	:	New Zealand

3.	Address of registered office	:	PricewaterhouseCoopers, 113-119 The Terrace, Wellington

4.	Issued share capital	:	100 ordinary shares

5.	Directors	:	Carlyle Cyril Clump Mark Anthony Smallman

6.	Secretary	:	Mark Anthony Smallman

7.	Member:

Name	Registered address	Number of shares held

Motorcharge Limited	Level 1, 2-6 Glenferrie Road, Malvern, Victoria 3144	100
Ebran Holdings Pty Ltd ABN 41 008 963 479

1.	Date of registration	:	1 April 1981

2.	Place of registration	:	Western Australia, Australia

3.	Address of registered office	:	Level 1, 2-6 Glenferrie Road, Malvern, Victoria 3144

4.	Issued share capital	:	10,000 ordinary shares

5.	Directors	:	Carlyle Cyril Clump Mark Anthony Smallman David Howell

6.	Secretary	:	Mark Anthony Smallman

7.	Member:

Name	Registered address	Number of shares held

Motorcharge Limited	Level 1, 2-6 Glenferrie Road, Malvern, Victoria 3144	10,000

[NOTE: CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS
DENOTE OMISSIONS.]
Part C
Facilities Security
1.	Fixed and floating charge dated 24 January 2007 between RD Card Holdings Australia Pty Ltd and The Royal Bank of Scotland plc (ASIC charge no. 1410590).

2.	Fixed and floating charge dated 14 March 2007 between ReD Fuel and The Royal Bank of Scotland plc (ASIC charge no. 1431206).

3.	Fixed and floating charge dated 14 March 2007 between ReD Prepaid and The Royal Bank of Scotland plc (ASIC charge no. 1431214).

4.	Fixed and floating charge dated 14 March 2007 between Motorcharge and The Royal bank of Scotland plc (ASIC charge no. 1431211).

[NOTE: CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS
DENOTE OMISSIONS.]
Part D
Relevant Contracts
1.	Master Account Management System Agreement dated 26 August 2004 between ReD Prepaid and Coles Group Limited (formerly called Coles Myer Ltd), as amended or replaced from time to time.

2.	Customer Account Card Managed Services Agreement dated 15 April 2010 between ReD Fuel and Liquorland Pty Ltd.

3.	Coles Account Identification Card Management System Agreement dated 3 October 2007 between ReD Fuel and Coles.

[NOTE: CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS
DENOTE OMISSIONS.]
Part E
Leasehold Properties
1.	Lease dated 23 November 2005 between Perpetual Nominees Limited and ReD Prepaid in respect of premises known as Suite 301, Level 3, 52 Alfred Street, Milsons Point, Sydney, NSW.

2.	Lease dated in or about 2008 between FR Nominees Pty Ltd and ReD Fuel in respect of the premises comprising the first floor and 36 car parking spaces at 2-6 Glenferrie Road, Malvern, Victoria 3144, as varied by an undated deed of variation executed on or about 10 June 2010.

3.	Lease dated 11 November 2003 between G.R.E. Nominees Pty Ltd and ReD Fuel in respect of premises comprising part of the first floor of 78 Hasler Road, Osborne Park, Perth, as renewed by a deed of renewal of lease undated but made in 2007 and as extended and varied by a deed of extension and variation of lease dated 16 December 2008.

[NOTE: CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS
DENOTE OMISSIONS.]
Part F
IP Registrations
ReD Fuel Trade Marks

Trademark & Number	Owner	Status	Renewal Date

Motorpass (418006)	Retail Decisions Pty Ltd	Registered/Protected	9/11/2015

Motorcharge (359176)	Motorcharge Ltd	Removed — Not Renewed	n/a

M (359956) — road stripes wavy	Motorcharge Ltd	Registered/Protected	7/05/2012

Accelerator Plus (882644)	Motorcharge Ltd	Registered/Protected	13/07/2011

The “Go Anywhere” Fuel Card — Motorcharge (887244)	Motorcharge Ltd	Registered/Protected	27/08/2011

Account Card AC	Australian Card Services Pty Ltd	Removed — Not Renewed	n/a

Motor Pass (418633)	Australian Card Services Pty Ltd	Removed — Not Renewed	n/a

Motor Card (419903)	Australian Card Services Pty Ltd	Lapsed/Not Protected	n/a

Motorpass (NZ) (161605)	Australian Card Services Pty Ltd	Expired	n/a

Redepaid (1163467)	Retail Decisions Pty Ltd	Lapsed / Not Protected	n/a

One Card (940727)	Retail Decisions Pty Ltd	Lapsed / Not Protected	n/a

Dieselpass (1252656)	Retail Decisions Pty Ltd	Lapsed / Not Protected	n/a

Farmpass (1252658)	Retail Decisions Pty Ltd	Lapsed / Not Protected	n/a

Marinepass (1252659)	Retail Decisions Pty Ltd	Lapsed / Not Protected	n/a

Taxipass (1252662)	Retail Decisions Pty Ltd	Lapsed / Not Protected	n/a
ReD Fuel/ReD Prepaid Domain Names

Domain Name	Registrant	Status	Expiry

giftvouchers.com	Retail Decisions Prepaid Cards Australia	Registered	18/05/2014

giftvouchers.com.au	Gift Vouchers	Registered	not specified

retaildecisions.com.au	Retail Decisions Pty Ltd	Registered	not specified

motorpass.com.au	Retail Decisions Pty Ltd	Registered	not specified

motorcharge.com.au	Motorcharge Limited	Registered	not specified

redepaid.com.au	Retail Decisions	Registered	not specified

ecomindustries.com.au	e com industries Pty Ltd	Registered	not specified

[NOTE: CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS
DENOTE OMISSIONS.]
ReD Fuel Business Names

Business Name	Number	Owner	State	Renewal

Motorpass	BN98160854	Retail Decisions Pty Ltd	NSW	15/08/2011

Motorpass	B1838399P	Retail Decisions Pty Ltd	Vic	20/05/2011

Motorpass	39089B	Retail Decisions Pty Ltd	NT	14/07/2012

Motorpass	8349811Y	Retail Decisions Pty Ltd	WA	5/12/2011

Gift Vouchers	U7454716	E Com Industries Pty Ltd	NSW	11/05/2010
ReD Fuel Patents
None
ReD Prepaid Trade Marks
None
ReD Prepaid Business Names

Business Name	Number	Owner	State	Renewal

Gift Vouchers	U7454716	E Com Industries Pty Ltd	NSW	11/05/2010
ReD Prepaid Patents

Patent no.	Country	Status

66725/00	Australia	Granted

0207259.3	United Kingdom	Granted

02106879.1	Hong Kong	Granted

529868	New Zealand	Granted

10/069710	United States	Pending

[NOTE: CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS
DENOTE OMISSIONS.]
Part G
Unregistered IP

Name	Description

ReD Prepaid

Ecom Prepaid Database	Main database the for card management system and transaction processing

GVMI	Administrative web application used by ReD Prepaid staff, FDI helpdesk personnel and retailers

SVML	XML based web gateway for processing card transactions via the internet

Stella	Application used to configure the prepaid card database

www.giftvouchers.com	ReD Prepaid’s online gift card mall

CMS	Application built specifically for Coles to manage corporate and insurance card orders

Coles Corporate Online	A cut down, online, public version of CMS

Loyalty (in development)	A new system for managing loyalty programs. ReD Prepaid also has various batch, monitoring and windows services (e.g. an EFTPOS switch service) written in .Net.

ReD Fuel

Genesis	Fuel card management system responsible for transaction processing, customer billing and merchant reimbursement.

Credit Tools	Application used to manage and report on customer debt.

Merchant Debits	Application used by the Merchant Services Team to maintain merchant debit balances

EDD Non Payments	Database used by the Merchant Services Team to keep track of where a merchant payment transaction has been created by Genesis but has not been physically paid e.g. incorrect bank account, incorrect dealer details

Correspondence Database	Access database which is used to log correspondence received from both account holders and merchants

Call Center Tools	Access database which is used by the Credit and Customer Service Teams to assist in collection queue allocations and for the location/allocation of customer payments

[NOTE: CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS
DENOTE OMISSIONS.]

Name	Description

Pos Host	Transaction collection system. Collects batch files coming from legacy Motorcharge terminals. It will be decommissioned in 2011, when terminals are swapped for the new ReD terminal.
Note: The above applications have been created using open source or commercially available “off-the-shelf” software (such as C.# Net, ASP Net, Microsoft, SQL, SB+, Unidata and Unibasic).

[NOTE: CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS
DENOTE OMISSIONS.]

Schedule 2
Warranties
Title Warranties
1.	The Seller is the legal and beneficial owner of the Sale Shares.

2.	The Seller is the sole member of the Company.

3.	The Sale Shares comprise the entire issued share capital of the Company.

4.	There is no restriction on the transfer of the Sale Shares to the Buyer.

5.	Except for the Facilities Security, there is no option, right to acquire or Security Interest on, over or affecting the Sale Shares or any of them or any shares of any member of the Target Group and there is no agreement or commitment to give or create any.

6.	Part B of Schedule 1 lists all the companies that are subsidiaries of the Company. The information given in Part B of Schedule 1 is true and correct and will be true and correct as at Completion.

7.	There are no agreements or other arrangements in force which:

7.1	provide for the present or future issue, allotment, creation, sale, transfer or disposal of; or

7.2	accord to any person the right (absolute or conditional) to call for the issue, allotment, creation, sale, transfer or disposal of any shares or other securities of any Target Group Company (including any option or right of pre-emption or conversion).

8.	The Seller has full power and authority to enter into and perform its obligations under this agreement.

9.	The Seller has taken all corporate and other actions necessary to enable it to enter into and perform its obligations under this agreement and, if appropriate, has secured all approvals and consents (governmental or otherwise) required for the performance of the transactions contemplated by this agreement (other than as required under the Foreign Acquisitions and Takeovers Act 1975 (Cwth)).

10.	This agreement constitutes and imposes legal, binding and enforceable obligations on the Seller in accordance with its terms.

11.	The Seller is not unable to pay its debts as and when they fall due.

12.	No meeting has been convened or resolution proposed or petition presented, and no order has been made, for the winding up of the Seller.

13.	The Seller has not entered into, or proposed to enter into, any arrangements with its creditors.

14.	Execution of this agreement and completion of the transactions contemplated by this agreement by the Seller will not:

14.1	result in a breach of any provision of the constitution of the Seller;

[NOTE: CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS
DENOTE OMISSIONS.]
14.2	result in a breach of, or constitute a default under, any agreement or instrument to which the Seller is a party or by which the Seller is bound; or

14.3	result in a breach of any order, judgment or decree of any court or Government Agency to which the Seller is a party or by which the Seller is bound.

15.	No allotment or issue of shares or any other securities by any Target Group Company has been made in contravention of the provisions of any law.

16.	The register of members and all other statutory books and minute books of each Target Group Company:

16.1	have been properly kept;

16.2	are up-to-date; and

16.3	contain true and accurate records of all matters required to be dealt with in them.

17.	No Target Group Company has received any notice of any application or intended application for the rectification of the register of its members.
Compliance with statutes and licences
18.	No Target Group Company has committed or omitted to do any act or thing which could give rise to any fine or penalty, nor is any Target Group Company party to any agreement practice or arrangement which in whole or in part:

18.1	contravenes the provisions of the Trade Practices Act 1974 (Cth) or any fair trading legislation; or

18.2	contravenes any other anti-competitive legislation, in the countries where the Fuel Card Business or the Prepaid Card Business is currently conducted.

19.	Each Target Group Company has at all times obtained all Authorisations necessary for the carrying on of the Businesses in the places and in the manner in which the Businesses are now or have been carried on (including under the Relevant Legislation). All such Authorisations are valid and subsisting and the Seller does not know of any notice received by any Target Group Company which (with or without the giving of notice or lapse of time) would be likely to give rise to any reason why any of them should be suspended, cancelled, revoked or not renewed.

20.	Each Target Group Company has conducted and is conducting the Businesses in all material respects in accordance with all applicable laws and regulations including the Relevant Legislation.

21.	No customer information, brochure, disclosure document, offer document, advertisement or other marketing material issued by any Target Group Company or any of its agents or representatives involves conduct that is misleading or deceptive or likely to mislead or deceive and each item of material complies in all material respects with all applicable laws.

22.	To the best of the knowledge and belief of the Seller there are not pending or in existence any investigations or inquiries by or on behalf of any Government Agency in respect of the affairs of any Target Group Company.
Unclaimed Merchant Funds
23.	The Target Group does not owe more than A$6 million in aggregate to previous or existing merchants in respect of any unclaimed merchant funds, any interest accrued on any such

[NOTE: CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS
DENOTE OMISSIONS.]
funds or any penalty, fines or fees in relation to the failure by the Target Group to pay all or part of those funds to the relevant merchants.

24.	The Target Group is not and has not breached any Relevant Legislation or other law, any condition of any Authorisation which it holds or is otherwise require to hold as a result of:

24.1	not paying the unclaimed merchant funds to any relevant merchant; or

24.2	the manner in which it has deposited, invested or otherwise held the unclaimed merchant funds.
Intellectual Property Rights:
Owned Intellectual Property Rights
25.	All material registrations and applications for registration of Intellectual Property Rights owned by any member of the Target Group are listed in Part F of Schedule 1 (the “IP Registrations”). The registration information set out in this list is complete and accurate.

26.	The Target Group is the sole legal and beneficial owner of all of the copyright in the material applications software in each of the systems listed in Part G of Schedule 1 (the “Unregistered IP”). The Unregistered IP includes all material applications software used by the Target Group other than the Licensed IPR and applications relating to commercially available off-the-shelf software.

27.	The Target Group is the sole legal and beneficial owner of the IP Registrations and Unregistered IP and has not assigned those Intellectual Property Rights to any third party.

28.	All material agreements under which the Target Group has licensed a third party to use any IP Registrations or Unregistered IP were fully disclosed in the Data Room, other than agreements with merchants and customers whose contracts are on the Target Group’s standard terms and conditions or on terms substantially the same as ReD Prepaid’s standard voucher services agreement (which agreements contain such licences). Except as disclosed in those agreements and the standard terms and conditions and voucher services agreements, the Target Group has not licensed any IP Registrations or Unregistered IP to any third party.

29.	To the best of the Seller’s knowledge and belief no action to challenge or cancel any IP Registrations or Seller’s ownership interest in the Unregistered IP exists.
Licensed Intellectual Property Rights
30.	Full details of all material agreements licensing Intellectual Property Rights to the Company or any other member of the Target Group (the “Licensed IPR”) were disclosed in the Data Room, other than those relating to commercially available off-the-shelf software (the “IP Licence Agreements”).

31.	Each member of the Target Group has complied in all material respects at all times with the terms of each IP Licence Agreement and the Seller is not aware of:

31.1	any basis on which a counterparty to any IP Licence Agreement may have a current ability to terminate that IP Licence Agreement; or

31.2	any breach of any IP Licence Agreement by a counterparty to that IP Licence Agreement or any reason to suspect that the counterparty is not entitled to grant the rights granted under the IP Licence Agreement.

[NOTE: CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS
DENOTE OMISSIONS.]
Infringement
32.	The Target Group’s use of the IP Registrations, the Unregistered IP or the Licensed IPR in Australia or New Zealand does not infringe any Intellectual Property Rights or other rights of any third party.

33.	The Seller is not aware of any action or proposed action by any other person to challenge, threaten or contravene any of the IP Registrations, the Unregistered IP or any rights of the Target Group to use the Licensed IPR.
No Other Intellectual Property Rights Required
34.	The IP Registrations, the Unregistered IP, the Licensed IPR and the other licences granted to each member of the Target Group relating to commercially available off-the-shelf software together comprise all of the material Intellectual Property Rights necessary for the Company and each member of the Target Group to operate their respective businesses as they are operated before the date of this agreement.
Corporate matters
35.	Each Target Group Company has full corporate power to own its properties, assets and business and to carry on the Businesses as now conducted.

36.	No Target Group Company is a party to an agreement which significantly restricts the field in which that Target Group Company may carry on business.

37.	The Buyer has been supplied with a true, complete and up-to-date copy of the constitution of the Company.

38.	No unlawful distribution has been made by any Target Group Company.

39.	No Target Group Company has paid, or agreed to pay, any costs, expenses, fees, brokerage or commission relating to or in connection with the sale of the Sale Shares or any other transaction contemplated by this agreement.

40.	No Dormant Subsidiary has traded, carried on business, been party to any contract or arrangement or incurred any liability of any form since the later of:

40.1	the date of its incorporation; and

40.2	1 July 2001.

41.	No Dormant Subsidiary has any outstanding liability of any form including any contingent liability.

42.	There is nothing which could prevent any of the Dormant Subsidiaries being deregistered or which needs to occur before any of the Dormant Subsidiaries can be deregistered other than completion and submission of the relevant application, the passing of any notice periods and the preparation of any liquidators’ reports that may be required.
Information
43.	So far as the Seller is aware, all information (other than Excluded Information, as defined in this Warranty) relating to the Target Group Companies and the Businesses included in the Data Room was when given true and accurate in all material respects. Excluded Information means:

43.1	management accounts, statutory accounts or any other financial statements;

[NOTE: CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS
DENOTE OMISSIONS.]
43.2	any forecast, estimate, projection or other statement that relates to the future;

43.3	any expert report or statement of opinion honestly held.

44.	All information disclosed in the Disclosure Letter is true and accurate in all material respects as at the date of that letter.
Borrowings and lending
45.	Immediately after Completion, no Target Group Company will have any outstanding:

45.1	borrowing or indebtedness in the nature of borrowing including any bank overdrafts, liability under acceptance (otherwise than in respect of normal trade bills) or any acceptance credit other than finance leases and hire purchase liabilities that have been included in the Completion Statement; or

45.2	Security Interests (other than liens and title retention clauses arising in the ordinary course of business in respect of which the Target Group Company is not in default of any obligations).

46.	All charges created by each Target Group Company have been registered in accordance with the provisions of the Corporations Act and are recorded in the Australian register of Company Charges.

47.	No Target Group Company has:

47.1	factored any of its debts or engaged in financing of a type which would not require to be shown or reflected in the Last Accounts;

47.2	since the Last Accounts Date repaid or become liable to repay or prepaid any loan or loan capital or indebtedness in advance of its date of maturity; and

47.3	received notice from any financiers requiring repayment or intimating enforcement of any Security Interest and to the best of the Seller’s knowledge and belief there are no circumstances likely to give rise to any such notice.

48.	The Company has not at any time taken a charge over any of its own shares.

49.	Immediately after Completion, no Target Group Company will have granted or agreed to grant and is not a party to any guarantee (other than a guarantee in respect of the obligations of another Target Group Company).
Events since the Last Account Date
50.	Since the Last Accounts Date:

50.1	the business of the Target Group has been carried on, in all material respects, in the normal course; and

50.2	no dividends or other distributions of profits have been declared, made or paid by a Target Group Company other than to another Target Group Company.

51.	Since the Last Accounts Date and as at the date of this agreement, none of the “Top 20” retailer or merchant customers (as disclosed in the legal Vendor Due Diligence Reports) of the Prepaid Card Business and the Fuel Card Business respectively plus Coles Group Limited (or a related body corporate of Coles Group Limited) and Woolworths Limited (or a related body corporate of Woolworths Limited) have terminated their contracts, nor have they given written notice of an intention to terminate their contracts.

[NOTE: CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS
DENOTE OMISSIONS.]
Accounts
52.	The Last Accounts:

52.1	comply with the requirements of the Corporations Act;

52.2	comply with Accounting Standards to the extent described in Note 1 to the Financial Report;

52.3	show a true and fair view of the financial position and performance of the Company and the Consolidated Entity in accordance with the accounting policies described in Note 1 to the Financial Report.
Taxation
53.	All Tax returns, computations, elections, declarations, certificates, or any other required notices or documents which should have been made, lodged, filed or maintained by the Target Group prior to the Completion Date (including income tax, fringe benefits tax, GST, PAYG instalments, prescribed payments, stamp and customs duty and payroll tax):

53.1	have been, or will be, made, lodged, filed or maintained within the time periods and in the manner required by the relevant law;

53.2	are, or will be, up-to-date and correct and do or will not contain any statement or information that is false or misleading in any material respect; and

53.3	do or will not omit to refer to any matter or fact that is required to be included or disclosed under any relevant law or without which the statement is false or misleading.

54.	All Taxes, levies, assessments, contributions, fees, rates, duties, and other governmental or municipal charges or impositions (other than those which may be still paid without penalty or interest) for which the Target Group is liable, including any penalty or interest, have been paid and no arrangement or agreement has been entered into by the Seller or the Target Group which extends the period of assessment or payment of Taxes, levies, assessments, contributions, fees, rates, duties and other governmental or municipal charges or impositions.

55.	Each Target Group Company has complied with any obligation under any Tax Law:

55.1	to withhold or deduct amounts and, where appropriate, has duly paid such amounts to the relevant Tax Authority in accordance with the relevant law; and

55.2	in relation to the quotation of tax file numbers by employees of the Target Group Company.

56.	So far as the Seller is aware, no Tax Authority has investigated or given notice to a Target Group Company that it intends to investigate the Tax affairs of that Target Group Company.

57.	The Last Accounts fully provide for all Tax that the Target Group is liable to pay in respect of the period up to and including the Last Accounts Date.

58.	After the Last Accounts Date, the only Tax liabilities of the Target Group that have arisen or may arise on or before Completion are, or will be, liabilities arising in the ordinary course of business of the Target Group.

59.	There are no outstanding disputes with the Commissioner of Taxation or any other Tax Authority concerning the liability of the Target Group to pay any Tax.

[NOTE: CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS
DENOTE OMISSIONS.]
60.	Each Target Group Company has carried out each transaction for which it relies upon any ruling, opinion, consent or clearance of a Tax Authority in the way disclosed to the Tax Authority and in accordance with any condition imposed by the Tax Authority.

61.	No share capital account of any Target Group Company is tainted within the meaning of the Tax Act.

62.	No Target Group Company has entered into or been a party to any transaction which contravenes, or may contravene, any anti-avoidance provisions of any Tax Law (including, but not limited to, Part IVA of the Tax Act).

63.	No debt owed by a Target Group Company has been, or has been agreed to be, forgiven within the meaning of Division 245 of the Tax Act.
Stamp Duty
64.	All documents in the possession or under the control of the Target Group to which it has been a party and which attract stamp duty have been properly stamped.
Disputes and litigation
65.	As at the date of this agreement, no Target Group Company is engaged whether as plaintiff or defendant in any litigation or arbitration proceedings before any court or tribunal and, so far as the Seller is aware, no litigation or arbitration proceedings are pending or threatened by or against a Target Group Company, other than proceedings for the collection of debts in the ordinary course of business.

66.	So far as the Seller is aware, no Target Group Company has any liability to [**] arising out of or in connection with the [**] Claim or any counterclaim that [**] may make in respect of the [**] Claim (other than legal costs incurred for the purpose of pursuing the [**] Claim and defending any such counterclaim).

67.	No Target Group Company is subject to any order or judgment given by any court or Government Agency and no Target Group Company has been a party to any undertaking or assurance given to any court or Government Agency which is still in force nor (to the best of the knowledge and belief of the Seller) has any notice been received by any Target Group Company which (with or without the giving of notice or lapse of time) would be likely to result in a Target Group Company becoming subject to such an order or judgment or being required to be a party to any such undertaking or assurance.

68.	So far as the Seller is aware as at the date of this agreement, none of the Seller, any Target Group Company, the directors of any Target Group Company or any employees of any Target Group Company is the subject of any investigation or inquiry in respect of any aspect of the activities of any Target Group Company by any Government Agency and to the best of the knowledge and belief of the Seller no such procedures are pending or threatened.

69.	There has been no material default by any Target Group Company under any material agreement, instrument or any arrangement to which a Target Group Company is a party, and (to the best of the knowledge and belief of the Seller) no threat or claim of such a default has been made which has not been resolved and no circumstances have arisen which could cause any such agreement or arrangement to be terminated or rescinded by any other party as a result of a default by a Target Group Company.

70.	Except in the ordinary course of the Fuel Card Business or the Prepaid Card Business, no Target Group Company has accepted any liability or obligation to service, repair, maintain, take back or otherwise do or do anything in respect of any product, goods or stock that would apply after any such product, goods or stock has been delivered by it.

[NOTE: CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS
DENOTE OMISSIONS.]
Assets
71.	As at Completion, the assets of the Target Group will be free from any voluntarily given registered mortgage or registered charge.

72.	At Completion, the Facilities Security will be released.

73.	The Target Group owns, controls or has the right to use all assets required to carry on the Businesses at the Completion Date in substantially the same manner as it carried on the Businesses in the twelve (12) months preceding the Completion Date.
Contracts
74.	Save as disclosed in the Due Diligence Documents, no member of the Target Group is a party to:

74.1	any Material Contract;

74.2	any material contract or arrangement which is not in the ordinary course of business of any member of the Target Group.

75.	Neither the execution of this agreement or any subsequent change in control of the Company in consequence of the purchase of the Sale Shares by the Buyer will entitle any party with whom any Target Group Company has a Material Contract to terminate any contract or arrangement between the Target Group Company and that third party.

76.	ReD Prepaid has no outstanding liabilities under the IM Card Services Agreement dated 23 July 2008 between it and the Commonwealth of Australia.

77.	To the best of the Seller’s knowledge and belief, as at the date of this agreement, the Company has not received any written notice that, as a result of the proposed acquisition of the Sale Shares by the Buyer:

77.1	any supplier of any Target Group Company has ceased or will cease supplying any Target Group Company or may substantially reduce its supplies to any Target Group Company; or

77.2	any customer of the Company has terminated or will terminate any contract with a Target Group Company or cease or materially reduce its business with it.
Arrangements between the Target Group and the Retained Group
78.	Save as set out in the Due Diligence Documents, there was as at 29 July 2010 no indebtedness (other than the Inter-Company Payables and the Inter-Company Receivables) and no material contract or arrangement (other than the contracts or arrangement pursuant to which the Inter-Company Payables and Inter-Company Receivables have arisen) outstanding between any member of the Target Group and any member of the Retained Group and there is no material contract or arrangement pursuant to which any member of the Target Group bears any costs or expenses for or on behalf of any member of the Retained Group.

79.	So far as the Seller is aware, other than any obligations and liabilities that are to be released or discharged by the Facilities Releases, no member of the Target Group has any obligation or liability under any guarantee, surety or indemnity or other contingent obligation given by that Target Group member in relation to or arising out of any obligations or liabilities of any member of the Retained Group.

[NOTE: CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS
DENOTE OMISSIONS.]
Property
80.	The Leasehold Properties are the only properties occupied by any member of the Target Group.

81.	Copies of the leases under which any member of the Target Group occupies the Leasehold Properties have been disclosed in the Due Diligence Documents and no Target Group Company has entered into any other lease, agreement to lease or licence in respect of any premises which has not been terminated.

82.	No member of the Target Group owns or has agreed to acquire any freehold property.

83.	No Target Group Company carries on or has a place of business at any branch or other location than at and from the Leasehold Properties.
Insolvency
84.	No receiver, receiver and manager or administrator has been appointed nor has any notice been given, petition presented or order made for the appointment of any such person over the whole or any part of the assets or undertaking of any Target Group Company.

85.	No petition has been presented, no order has been made and no resolution has been passed for the winding up of any Target Group Company or for the appointment of a liquidator or provisional liquidator of any Target Group Company.

86.	No Target Group Company is unable to pay its debts as and when they fall due within the meaning of section 95A of the Corporations Act.

87.	No unsatisfied judgment is outstanding against any Target Group Company and no demand has been served on any Target Group Company under the Corporations Act.

88.	No distress, execution or other process has been levied in respect of any Target Group Company which remains undischarged nor is there any unfulfilled or unsatisfied judgment or court order outstanding against any Target Group Company.
Employment and industrial relations
89.	Full particulars of the employees of each Target Group Company as at 29 July 2010 including dates of commencement of employment or appointment to office, remuneration and terms and conditions of employment including, but not limited to accrued leave entitlements, car allowances, profit sharing, commission, incentive or discretionary bonus arrangements, share option or employee share ownership schemes and all other benefits, have been disclosed in the Due Diligence Documents.

90.	Each Target Group Company has paid all amounts which are presently due and payable to its employees and has accrued and made provision for all employee-related entitlements and benefits (including but not limited to, annual, personal and long service leave) in accordance with applicable Accounting Standards.

91.	Each Target Group Company complies in all material respects with its obligations under any employment agreements, employment-related legislation, anti-discrimination legislation, industrial awards and agreements, orders and with all codes of conduct and policies relevant to conditions of employment and to the relations between it and its employees.

92.	The Seller has disclosed to the Buyer full details of all awards and agreements (including unregistered agreements) which apply to the employees of each Target Group Company.

93.	The Seller is not aware of any outstanding claim against any Target Group Company by any person who is now or has been an officer or employee of any Target Group Company; no disputes have during the preceding 12 months arisen between any Target Group Company and any employee or group of employees; as at the date of this agreement, there are no

[NOTE: CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS
DENOTE OMISSIONS.]
such disputes presently threatened by any employee or group of employees against any Target Group Company; and as at the date of this agreement the Seller is not aware of any circumstances that are likely to give rise to any such dispute.

94.	The Seller is not aware of any breach or alleged breach of occupational health and safety laws or standards during the preceding 12 months which might give rise to occupational health and safety notices, or prosecutions being issued or commenced.

95.	The Seller has provided to the Buyer full details of the terms of engagement of all independent contractors who provide personal services to a Target Group Company as at the date of this agreement whether directly or pursuant to a contract between a corporate entity and the relevant Target Group Company and whose contract cannot be terminated on 3 months notice or less.

96.	No employee of a Target Group Company is entitled to any retention payment, payment of an entitlement or the benefit of any option, share or other equity-related entitlement which is triggered by the execution or completion of this agreement, other than a payment or equity-related entitlement of that nature disclosed in the Due Diligence Documents or any payment or equity-related entitlement that is not provided, granted or required to be made by a Target Group Company. The liability for any such payment or equity-related entitlement triggered by the execution or completion of this agreement rests solely with the Seller.
Superannuation
97.	Each Target Group Company has complied with all its obligations under legislation relating to compulsory superannuation contributions and any superannuation scheme operated for the benefit of employees of any Target Group Company does not have any unfunded liability.

[NOTE: CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS
DENOTE OMISSIONS.]

Schedule 3
Completion Statement
Part A
(Accounting policies and practices)
1.	The Completion Statement shall be prepared and agreed in accordance with the provisions of this Schedule.

2.	The Completion Statement shall be prepared in accordance with the same policies, principles and practices as were used for the purpose of preparing the Last Accounts.

[NOTE: CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS
DENOTE OMISSIONS.]
Part B
(Preparation and determination of Completion Statement)
1.	The Buyer shall procure the preparation of a completion statement consisting of:

1.1	a balance sheet as at the Completion Date and an income statement for the period commencing on 1 January 2010 and ending on the Completion Date; and

1.2	a cash and debt statement, a working capital statement and an inter-company debt statement of the Target Group prepared as at Completion substantially in the form set out in Part C, Part D and Part E of this Schedule respectively and specifying:
(A)	the Debt Value;

(B)	the Cash Value;

(C)	the Net Cash/Debt Balance;

(D)	the Inter-Company Payables;

(E)	the Inter-Company Receivables; and

(F)	the Working Capital Amount,
in each case as at the Calculation Time (the Draft Completion Statement) and shall deliver it to the Seller and the Seller’s Accountant as soon as practicable after Completion and in any event within 20 Business Days after the Completion Date. The Draft Completion Statement shall set out in reasonable detail how it has been calculated and determined and be accompanied by all relevant supporting documentation and working papers which the Buyer has made use of and/or compiled in preparing the Draft Completion Statement. The cost of preparing the Draft Completion Statement shall be borne by the Buyer.

2.	The Seller shall, at the cost of the Seller, instruct the Seller’s Accountant to conduct a special purpose review of the Draft Completion Statement for the purpose of confirming that the Draft Completion Statement has been prepared in accordance with paragraph 2 of Part A of this Schedule and prepare a draft report on the Draft Completion Statement and deliver its report and the Draft Completion Statement, amended as the Seller’s Accountant thinks fit, to the Seller and the Buyer within 20 Business Days after receiving the Draft Completion Statement.

3.	The Buyer shall provide (and shall procure that the other members of the Buyer’s Group provide) the Seller and the Seller’s Accountant with reasonable access at reasonable times to the employees, contractors and advisers of the Target Group and all business records relating to the Target Group and the Businesses in respect of the period up to Completion and such other information that the Seller or the Seller’s Account may reasonably require for the purposes of paragraphs 2 and 4.

4.	The Seller and the Buyer must confer and use their reasonable endeavours to agree the Draft Completion Statement within 15 Business Days after the receipt by the Seller and the Buyer of the Draft Completion Statement and the Seller’s Accountant’s report (the Review Period). If the Buyer and the Seller dispute any matter and then subsequently reach agreement on that matter and the Draft Completion Statement, the Draft Completion Statement shall be amended to reflect such agreement and shall then constitute the Completion Statement for all purposes of this agreement.

5.	If the Seller and the Buyer are unable to agree the Draft Completion Statement within the Review Period, then each party must give notice in writing to the other party specifying any

[NOTE: CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS
DENOTE OMISSIONS.]
objections (stating in reasonable detail the matter in dispute) it may have to the Draft Completion Statement (an Objections Notice) within 5 Business Days after the end of the Review Period.

6.	If a party does not give an Objections Notice to the other party in accordance with paragraph 5 then that party shall be deemed to have accepted and agreed the Draft Completion Statement.

7.	If a party gives an Objections Notice, then the matters in dispute may be referred by either the Buyer or the Seller for determination to the Expert who shall be instructed to notify the Buyer and the Seller of his determination within 10 Business Days (or as soon as reasonably practical thereafter) of such referral. Only those items or amounts specified in an Objections Notice shall be treated as being in dispute and no amendment may be made by any party, or any Expert, to any items or amounts which are not so specified.

8.	The Seller and the Buyer shall (and, in the case of the Seller, shall procure that other members of the Retained Group shall, and, in the case of the Buyer, shall procure that the other members of the Buyer’s Group shall) give the Expert reasonable access at reasonable times to all business records in their respective possession or control relating to the Target Group and the Businesses in the period up to Completion and generally shall provide the Expert with such other information and assistance as the Expert may reasonably require. Each of the Seller and the Buyer shall be entitled to make representations to the Expert. In making his determination, the Expert shall act as an expert and not as an arbitrator and the Draft Completion Statement as amended by the Expert shall, as between the Seller and the Buyer and in the absence of manifest error, be deemed to have been accepted and approved by the Seller and the Buyer and shall be final and binding on the Seller and the Buyer and shall constitute the Completion Statement for all purposes of this agreement. The fees and costs of the Expert shall be paid as the Expert shall determine (having regard to his determination of the Completion Statement).

[NOTE: CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS
DENOTE OMISSIONS.]
Part C
(Cash and Debt Statement)
Cash and debt statement pro forma

Estimated Debt Value (A)	(X	)
Estimated Cash Value (B)	X

Estimated Net Cash/Debt Balance (A+B) = C	X/(X	)

Debt Value (D)	(X	)
Cash Value (E)	X

Net Cash/Debt Balance (D+E) = F	X/(X	)

Adjustment (F-C)	X/(X	)

Positive number paid to the Seller/Negative number paid to the Buyer.

[NOTE: CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS
DENOTE OMISSIONS.]
Part D
(Working Capital Statement)
Working capital statement pro forma

Completion Date
$

Debtors
Inventories (A)	X
Trade debtors (B)	X
Prepayments (C)	X
Other debtors (D)
Total current assets (A+B+C+D) = E	X

Creditors
Trade creditors (F)	(X	)
Deferred income (G)	(X	)
Other creditors (H)	(X	)
Accruals (I)	(X	)
Provisions (J)	(X	)
Total current liabilities (F+G+H+I+J) = (K)	(X	)

Working Capital Amount (E+K) = L	X

Estimated Working Capital Amount (M)	X

Adjustment (M-L)
Positive number paid to the Buyer/Negative number paid to the Seller.
Notes:
1.	For the avoidance of doubt, no amount which is included in the amounts of Debt Value, Cash Value, Inter-Company Payables or Inter-Company Receivables and no amount in respect of Tax shall be included in any of the above amounts.

2.	For the avoidance of doubt, working capital means current assets less current liabilities.

[NOTE: CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS
DENOTE OMISSIONS.]
Part E
(Inter-Company Debt Statement)
Inter-company debt statement pro forma

Inter-Company Payables	X
Inter-Company Receivables	X
Note:
To the extent such amounts are known and it is possible to do so at Completion, all Inter-Company Payables and Inter-Company Receivables will be netted off against each other.

[NOTE: CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS
DENOTE OMISSIONS.]
Part F
(Adjustments and payments)
1.	Within three Business Days of the Completion Statement being agreed, deemed accepted or determined in accordance with Part B of this Schedule:
1.1	if the Net Cash/Debt Balance is less than the Estimated Net Cash/Debt Balance (including if it is a greater negative amount), then the Seller shall pay the amount of the difference to the Buyer in cash and the Share Purchase Price shall be reduced by such amount; or

1.2	if the Net Cash/Debt Balance is greater than the Estimated Net Cash/Debt Balance (including if it is a smaller negative amount), then the Buyer shall pay the amount of the difference to the Seller in cash and the Share Purchase Price shall be increased by such amount;

1.3	if the Net Cash/Debt Balance equals the Estimated Net Cash/Debt Balance, then no payment shall be due from the Seller to the Buyer or from the Buyer to the Seller pursuant to this Part F of this Schedule;

1.4	if the Working Capital Amount is less than the Estimated Working Capital Amount (including if it is a greater negative amount), the Seller shall pay to the Buyer an amount equal to the difference between the Estimated Working Capital Amount and the Working Capital Amount in cash and the Share Purchase Price shall be reduced by such amount;

1.5	if the Working Capital Amount is greater than the Estimated Working Capital Amount (including if it is a smaller negative amount), the Buyer shall pay to the Seller an amount equal to the difference between the Estimated Working Capital Amount and the Working Capital Amount in cash and the Share Purchase Price shall be increased by such amount; and

1.6	if the Working Capital Amount equals the Estimated Working Capital Amount, then no payment shall be due from the Seller to the Buyer or from the Buyer to the Seller pursuant to this Part F of this Schedule.
2.	Within three Business Days of the Completion Statement being agreed, deemed accepted or determined in accordance with Part B of this Schedule, other than to the extent already paid by the Seller or the Buyer (as the case may be):
2.1	the Seller shall, in relation to the Inter-Company Receivables, acting solely on behalf of and as the agent for each member of the Retained Group that owes an Inter-Company Receivable, pay the Buyer (in each case, the Buyer acting solely on behalf of and as the agent for each member of the Target Group to which such Inter-Company Receivable is owed) amounts equal to such Inter-Company Receivables by way of discharge of the relevant debt; and

2.2	the Buyer shall in relation to the Inter-Company Payables, acting solely on behalf of and as the agent for each member of the Target Group that owes an Inter-Company Payable, pay to the Seller (the Seller acting solely on behalf of and as the agent for each member of the Retained Group to which such Inter-Company Payable is owed) amounts equal to such Inter-Company Payables less an amount equal to the Estimated Inter-Company Balance by way of discharge of the relevant debt.

[NOTE: CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS
DENOTE OMISSIONS.]
3.	As between the Seller and the Buyer, any payments which the Seller is required to make pursuant to paragraphs 1 and/or 2 (and the Seller’s obligations in respect thereof) and any payments which the Buyer is required to make pursuant to paragraphs 1 and/or 2 (and the Buyer’s obligations in respect thereof) shall be netted off against each other and satisfied and discharged by a single payment of one net sum by the relevant party to the other or, if the net amount is zero, such netting off shall constitute the satisfaction and discharge of such payments (and the Seller’s and the Buyer’s obligations in respect thereof).

4.	The Seller (on behalf of and as agent for each relevant member of the Retained Group) and the Buyer (on behalf of and as agent for each relevant member of the Target Group) acknowledge to each other that payment of the amounts due under paragraph 3, shall satisfy and extinguish all those liabilities of the Target Group and of the Retained Group in respect of the Inter-Company Payables and the Inter-Company Receivables. The party receiving payment of such amounts shall receive them on behalf of and as agent for the relevant member of the Target Group (in the case of receipt by the Buyer) or on behalf of and as agent for the relevant member of the Retained Group (in the case of receipt by the Seller).

5.	The effect of paragraphs 2, 3 and 4 shall be that, as from the date of payment under the paragraph:
5.1	each member of the Retained Group which owed to a member of the Target Group an amount included within the Inter-Company Receivables in respect of which the relevant payment was made shall owe that amount instead to the Seller (which will have paid that amount on behalf of and as agent for that member of the Retained Group to the Buyer, which will have received that amount on behalf of and as agent for that member of the Target Group) and, correspondingly, the Buyer shall owe that amount to the member of the Target Group on whose behalf of the Buyer received such amount; and

5.2	each member of the Target Group which owed to a member of the Retained Group an amount included within the Inter-Company Payables in respect of which the relevant payment was made shall owe that amount instead to the Buyer (which will have paid that amount on behalf of and as agent for that member of the Target Group to the Seller, which will have received that amount on behalf of and as agent for that member of the Retained Group) and, correspondingly, the Seller shall owe that amount to the member of the Retained Group on whose behalf the Seller received such amount.
6.	If any sum due and payable under this Part F of this Schedule is not paid on the due date for payment such sum shall carry interest at a rate equal to the business options prime lending rate published by National Australia Bank Limited from time to time plus two percentage points from the due date until the date of actual payment (whether before or after judgment).

7.	All amounts payable pursuant to this Part F of this Schedule shall be made by way of electronic funds transfer to such account as the Seller or the Buyer (as the case may be) shall have nominated for the purpose.

8.	A worked example of the preparation of the Cash and Debt Statement, the Inter-Company Debt Statement and the Working Capital Statement, illustrating adjustments to the Completion Payment in accordance with this Schedule, is set out in Annexure 3.

[NOTE: CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS
DENOTE OMISSIONS.]

Signing Page
Executed by the parties

Executed by RD Card Holdings Limited

/s/ Fabio Giuseppetti	Director

Fabio Giuseppetti

/s/ Jaime-Enrique Hugas	Director

Jaime-Enrique Hugas

Executed by Wright Express Australia Holdings Pty Ltd in the presence of:

/s/ Hilary Rapkin	Director

Hilary Rapkin	Name (please print)

/s/ Kelly Libby	Witness

Kelly Libby	Name (please print)

Executed by Wright Express Corporation

/s/ Michael E. Dubyak	Chairman, President and

Michael E. Dubyak	Chief Executive Officer

/s/ Hilary Rapkin	Senior Vice President, General Counsel and

Hilary A. Rapkin	Corporate Secretary